                                                                   EXHIBIT 10.42

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                             AMENDED AND RESTATED

                               CREDIT AGREEMENT


                         Dated as of February 25, 2000


                                     Among


                             PC CONNECTION, INC.,
                                 as Borrower,


                           THE LENDERS PARTY HERETO,


                                      and


                        CITIZENS BANK OF MASSACHUSETTS,
                           as Agent for the Lenders



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

                               TABLE OF CONTENTS


                                                                          Page

ARTICLE 1.  DEFINITIONS AND ACCOUNTING TERMS............................... 2
    Section 1.1.  Definitions...............................................2
    Section 1.2.  Accounting Terms.........................................10

ARTICLE 2.  THE REVOLVING CREDITS..........................................10
    Section 2.1.  The Revolving Credit.....................................10
    Section 2.2.  Making of Advances.......................................11
    Section 2.3.  Interest on Advances.....................................12
    Section 2.4.  Election of LIBOR Pricing Options........................12
    Section 2.5.  Additional Payments......................................13
    Section 2.6.  Computation of Interest, Etc.............................13
    Section 2.7.  Fees.....................................................14
    Section 2.8.  Set-Off..................................................14
    Section 2.9.  Sharing of Payments......................................14
    Section 2.10. Reduction of Commitment by the Borrower..................15
    Section 2.11. Increased Costs, Etc.....................................15
    Section 2.12. Changed Circumstances....................................16
    Section 2.13. Use of Proceeds..........................................17
    Section 2.14. Letters of Credit........................................17

ARTICLE 3.  CONDITIONS TO LOANS AND ADVANCES...............................21
    Section 3.1.  Conditions to First Advance..............................21
    Section 3.2.  Conditions to All Advances...............................24

ARTICLE 4.  PAYMENT AND REPAYMENT..........................................24
    Section 4.1.  Mandatory Prepayment.....................................25
    Section 4.2.  Voluntary Prepayments....................................25
    Section 4.3.  Payment and Interest Cutoff..............................25
    Section 4.4.  Payment or Other Actions on Non-Business Days............25
    Section 4.5.  Method and Timing of Payments............................25
    Section 4.6.  Payments Not at End of Interest Period...................26
    Section 4.7.  Currency.................................................26

ARTICLE 5.  REPRESENTATIONS AND WARRANTIES.................................27
    Section 5.1.  Corporate Existence, Charter Documents, Etc..............27
    Section 5.2.  Principal Place of Business; Location of Records.........27
    Section 5.3.  Qualification............................................27
    Section 5.4.  Subsidiaries.............................................27
    Section 5.5.  Corporate Power..........................................27
    Section 5.6.  Valid and Binding Obligations............................28

                                      (i)

                                                                          Page

    Section 5.7.  Other Agreements.........................................28
    Section 5.8.  Payment of Taxes.........................................28
    Section 5.9.  Financial Statements.....................................29
    Section 5.10. Other Materials Furnished................................29
    Section 5.11. Stock....................................................29
    Section 5.12. Changes in Condition.....................................29
    Section 5.13. Assets, Licenses, Patents, Trademarks, Etc...............29
    Section 5.14. Litigation...............................................30
    Section 5.15. Pension Plans............................................30
    Section 5.16. Outstanding Indebtedness.................................30
    Section 5.17. Environmental Matters....................................31
    Section 5.18. Foreign Trade Regulations................................32
    Section 5.19. Governmental Regulations.................................32
    Section 5.20. Margin Stock.............................................32

ARTICLE 6.  REPORTS AND INFORMATION........................................32
    Section 6.1.  Quarterly Financial Statements and Reports...............32
    Section 6.2.  Annual Financial Statements..............................33
    Section 6.3.  Notice of Defaults.......................................33
    Section 6.4.  Notice of Litigation.....................................33
    Section 6.5.  Communications with Others...............................33
    Section 6.6.  Reportable Events........................................33
    Section 6.7.  Annual Pension Reports...................................34
    Section 6.8.  Reports to other Creditors...............................34
    Section 6.9.  Communications with Independent Public Accountants.......34
    Section 6.10. Environmental Reports....................................34
    Section 6.11. Miscellaneous............................................35

ARTICLE 7.  FINANCIAL COVENANTS............................................35
    Section 7.1.  Consolidated Net Worth...................................35
    Section 7.2.  Minimum Consolidated Net Income..........................35

ARTICLE 8.  AFFIRMATIVE COVENANTS..........................................36
    Section 8.1.  Existence and Business...................................36
    Section 8.2.  Taxes and Other Obligations..............................36
    Section 8.3.  Maintenance of Properties and Leases.....................37
    Section 8.4.  Insurance................................................37
    Section 8.5.  Records, Accounts and Places of Business.................37
    Section 8.6.  Inspection...............................................37
    Section 8.7.  Maintenance of Accounts..................................37
    Section 8.8   Year 2000 Compatibility..................................37

ARTICLE 9.  NEGATIVE COVENANTS.............................................38
    Section 9.1.  Restrictions on Indebtedness.............................38
    Section 9.2.  Restriction on Liens.....................................39


                                     (ii)

                                                                          Page

    Section 9.3.  Investments..............................................40
    Section 9.4.  Dispositions of Assets...................................40
    Section 9.5.  Assumptions, Guaranties, Etc. of Indebtedness of Other
                  Persons................................................. 41
    Section 9.6.  Mergers, Etc.............................................41
    Section 9.7.  ERISA....................................................41
    Section 9.8.  Distributions............................................41
    Section 9.9.  Sale and Leaseback.......................................41
    Section 9.10. Transactions with Affiliates.............................42
    Section 9.11. Creation of Subsidiaries.................................42
    Section 9.12. Voluntary Payment........................................42

ARTICLE 10.  EVENTS OF DEFAULT AND REMEDIES................................42
    Section 10.1. Events of Default........................................42
    Section 10.2. Remedies.................................................44
    Section 10.3. Distribution of Proceeds.................................44

ARTICLE 11.  CONSENTS; AMENDMENTS; WAIVERS; REMEDIES.......................45
    Section 11.1. Actions by Lenders.......................................45
    Section 11.2. Actions by Borrower......................................45

ARTICLE 12.  SUCCESSORS AND ASSIGNS........................................46
    Section 12.1. General..................................................46
    Section 12.2. Assignments..............................................46
    Section 12.3. Participations...........................................47

ARTICLE 13.  THE AGENT.....................................................48
    Section 13.1. Authorization and Action.................................48
    Section 13.2. Agent's Reliance, Etc....................................49
    Section 13.3. Agent as a Lender........................................49
    Section 13.4. Lender Credit Decision...................................50
    Section 13.5. Indemnification of Agent.................................50
    Section 13.6. Successor Agent..........................................50
    Section 13.7. Amendment of Article 13..................................51
    Section 13.8. Replacement of Agent Upon Assignment of Majority of
                  Commitment Percentage................................... 51

ARTICLE 14.   MISCELLANEOUS................................................51
    Section 14.1. Notices..................................................51
    Section 14.2. Merger...................................................52
    Section 14.3. Governing Law; Consent to Jurisdiction...................52
    Section 14.4. Counterparts.............................................52
    Section 14.5. Expenses and Indemnification.............................52
    Section 14.6. Confidentiality..........................................53
    Section 14.7. WAIVER OF JURY TRIAL.....................................54


                                     (iii)

LIST OF EXHIBITS AND SCHEDULES

Exhibit A                 Form of Revolving Credit Note
Exhibit B                 Form of Notice of Borrowing
Exhibit C                 Form of Certificate of Permitted Acquisition
Exhibit D                 Form of Compliance Certificate
Exhibit E                 Form of Pricing Notice
Exhibit F                 Form of Opinion of Borrower's Counsel
Exhibit G                 Form of Opinion of Guarantor's Counsel
Exhibit H                 Form of Assignment and Acceptance Agreement
Exhibit I                 Form of Letter of Credit Request

Schedule 1                Schedule of Commitment Percentages
Schedule 2                Pricing Schedule
Schedule 5.2              Schedule of Locations
Schedule 5.4              Schedule of Subsidiaries
Schedule 5.7              Schedule of Agreements
Schedule 5.8              Schedule of Unaudited Tax Returns
Schedule 5.9              Schedule of Financial Statements
Schedule 5.11             Schedule of Issued and Outstanding Stock
Schedule 5.13             Schedule of Licenses, Patents, Copyrights and
                          Trademarks
Schedule 5.15             Schedule of Pension Plans
Schedule 5.16             Schedule of Indebtedness, Liens, Charges and
                          Encumbrances
Schedule 5.17             Environmental Matters
Schedule 8.4              Schedule of Insurance

                                     (iv)

                             AMENDED AND RESTATED
                               CREDIT AGREEMENT


  This AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of February
25, 2000 by and among PC CONNECTION, INC. (fka PC Holdco, Inc.) ("Borrower"), a Delaware corporation, the lenders from time to time party hereto, and CITIZENS BANK OF MASSACHUSETTS (the "Agent"), as agent for the lenders from time to time party hereto.

                                   RECITALS

  WHEREAS, PC CONNECTION SALES CORP. (fka PC Connection, Inc.) ("Sales), a Delaware corporation and wholly-owned subsidiary of Borrower, is the borrower under that certain Credit Agreement dated as of May 29, 1999 (the "May 99 Credit Agreement"), by and among Sales, the lenders from time to time party thereto, and Citizens Bank of Massachusetts, as successor in interest to State Street Bank and Trust Company, as agent;

  WHEREAS, pursuant to a corporate reorganization (the "Corporate Restructuring") consummated on or about December 31, 1999, (i) Sales formed Borrower as its subsidiary, (ii) Sales merged into a transitory subsidiary formed by Borrower which resulted in Sales being a wholly-owned subsidiary of Borrower, (iii) Sales formed two-wholly owned subsidiaries, PC Connection Sales of Massachusetts, Inc. ("Sales-MA"), a Delaware corporation, and Merrimack Services Corp. ("Merrimack"), a Delaware corporation, and contributed certain assets to such entities, and (iv) Sales then distributed its stock in Merrimack and Comteq Federal, Inc. ("Comteq"), a Maryland corporation;

  WHEREAS, Borrower desires to succeed Sales as Borrower under the May 99 Credit Agreement to support Borrower's ongoing working capital requirements as well as potential acquisitions and the Lenders (as hereinafter defined) have agreed to such succession subject to the terms and conditions set forth herein;

  WHEREAS, to induce Lenders and the Agent to enter into and make advances under this Agreement, Sales, Sales-MA, Comteq and Merrimack (Sales, Sales-MA, Comteq and Merrimack each a "Guarantor" and collectively the "Guarantors") have entered into a Guaranty Agreement dates as of even date herewith, for the benefit of the Lenders, guaranteeing the obligations of Borrower arising under this Agreement and the Lender Agreements.

  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto enter into this Amended and Restate Credit Agreement and do hereby agree as follows:

                  ARTICLE 1. DEFINITIONS AND ACCOUNTING TERMS

  Section 1.1. Definitions. In addition to the terms defined elsewhere in this Agreement, unless otherwise specifically provided herein, the following terms shall have the following meanings for all purposes when used in this Agreement, and in any note, agreement, certificate, report or other document made or delivered in connection with this Agreement:

    "Advance or Advances" shall mean any loan or advance, including Letter of Credit Outstandings, from any Lender to the Borrower under the Revolving Credit Facility pursuant to Section 2.1 of this Agreement.

    "Additional Guarantor" shall have the meaning set forth in Section
  9.11 hereof.

    "Affiliate" shall mean (a) any director or officer of the Borrower and
  (b) any Person that controls, is controlled by or is under common control with the Borrower. For purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

    "Agent" shall mean Citizens Bank of Massachusetts, in its capacity as agent for the Lenders, and its successors in that capacity.

    "Agreement" shall mean this Credit Agreement, as amended or supplemented from time to time. References to Articles, Sections, Exhibits, Schedules and the like refer to the Articles, Sections, Exhibits, Schedules and the like of this Agreement unless otherwise indicated, as amended and supplemented from time to time.

    "Applicable Prime Rate" shall mean the sum of (i) the Prime Rate as is in effect from time to time plus (ii) the Prime Rate Margin determined in accordance with the Pricing Schedule.

    "Applicable LIBOR Rate" shall mean the sum of (i) the LIBOR Rate plus
  (ii) the LIBOR Rate Margin determined in accordance with the Pricing
  Schedule.

    "Assignment and Acceptance Agreement" shall have the meaning set forth in Section 12.2(a) hereof.

    "Borrower" shall mean PC Connection, Inc. (fka PC HoldCo, Inc.) a Delaware corporation.

    "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day other than a Saturday, Sunday or legal holiday on which banks in Boston, Massachusetts and Manchester, New Hampshire are open for the conduct of a substantial part of their commercial banking business, and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, LIBOR

  Rate Loans any day that is a Business Day described in clause (i) and that is also a day for trading by and between banks in U.S. Dollar deposits in the London interbank Eurodollar market.

    "Capitalized Lease" shall mean any lease which is or should be capitalized on the balance sheet of the lessee in accordance with generally accepted accounting principles and Statement of Financial Accounting Standards No. 13.

    "Capitalized Lease Obligations" shall mean the amount of the liability reflecting the aggregate discounted amount of future payments under all Capitalized Leases calculated in accordance with generally accepted accounting principles and Statement of Financial Accounting Standards No. 13.

    "Closing Date" shall mean the date on which all of the conditions set forth in Section 3.1 have been satisfied.

    "Commitment Amount" shall mean each Lender's Commitment Percentage multiplied by the Maximum Credit Amount.

    "Commitment Fee" shall have the meaning set forth in Section 2.7(b).

    "Commitment Percentage" shall mean as to each Lender its percentage interest in the Maximum Credit Amount as set forth on Schedule 1 hereto.

    "Compliance Certificate" shall mean a certificate in the form of Exhibit D hereto and executed by the chief executive officer or chief financial officer of the Borrower.

    "Consolidated" and "Consolidating," and "consolidated" and "consolidating" when used with reference to any term, mean that term (or the terms "combined" and "combining", as the case may be, in the case of partnerships, joint ventures and Affiliates that are not Subsidiaries) as applied to the accounts of the Borrower (or other specified Person) and all of its Subsidiaries (or other specified Persons), or such of its Subsidiaries as may be specified, consolidated (or combined) in accordance with generally accepted accounting principles and with appropriate deductions for minority interests in Subsidiaries, as required by generally accepted accounting principles.

    "Consolidated Current Liabilities" shall mean, at any date as of which the amount thereof shall be determined, all liabilities of the Borrower and its Subsidiaries which should properly be classified as current in accordance with generally accepted accounting principles consistently applied, including, without limitation, all fixed prepayments of, and sinking fund payments with respect to, Indebtedness and all estimated taxes of the Borrower and its Subsidiaries required to be made within one year from the date of determination, including all Indebtedness of the Borrower hereunder.

    "Consolidated EBIT" shall mean for any period the sum of (a)
  Consolidated Net Income and (b) all amounts deducted in computing Consolidated Net Income in respect of (i) interest expense on Indebtedness and (ii) taxes based on or measured by income, in each case for the period under review.

    "Consolidated EBITDA" shall mean the sum of (a) Consolidated EBIT, plus (b) the aggregate amount of consolidated depreciation and amortization expense plus (c) non-cash extraordinary or non-recurring losses less (d) extraordinary or non-recurring gains.

    "Consolidated Net Income" shall mean the net income (or deficit) from operations of the Borrower and its Subsidiaries, after taxes, determined in accordance with generally accepted accounting principles consistently applied.

    "Consolidated Net Worth" shall mean, at any date as of which the amount thereof shall be determined, the consolidated total assets of the Borrower and its Subsidiaries, less the consolidated total liabilities of the Borrower and its Subsidiaries.

    "Consolidated Senior Debt" shall mean all Indebtedness of the Borrower and its Subsidiaries (including, without limitation, Capitalized Lease Obligations) for borrowed money (excluding Subordinated Indebtedness).

    "Credit Termination Date" shall mean May 31, 2002.

    "Credit Participants" shall have the meaning set forth in Section 12.3 hereof.

    "Default" shall mean an Event of Default or an event or condition which with the passage of time or giving of notice, or both, would become such an Event of Default.

    "Default Rate" shall mean the interest rate otherwise in effect plus three percent (3%) effective immediately in the event of an Event of Default under Section 10.1(a) hereof and within thirty (30) days notice from the Agent for any other Event of Default.

    "Distribution" shall mean as to any Person: (a) the declaration or payment of any dividend on or in respect of any shares of any class of capital stock of such Person, other than dividends payable solely in shares of common stock of such Person, (b) the purchase, redemption, or other acquisition or retirement of any shares of any class of capital stock of such Person directly or indirectly, (c) any other distribution on or in respect of any shares of any class of capital stock of such Person, (d) any setting apart or allocating any sum for the payment of any dividend or distribution, or for the purchase, redemption or retirement of any shares of capital stock of such Person and (e) any payment of, principal of, interest on, or fees or any other amounts with respect to Subordinated Indebtedness.

    "Environmental Law" means any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, or any federal, state, county or local statute, regulation, ordinance, order or decree relating to public health, welfare, the environment, or to the storage, handling, use or generation of hazardous substances in or at the workplace, worker health or safety, whether now existing or hereafter enacted.

    "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

    "Event of Default" shall have the meaning set forth in Section 10.1 hereof.

    "Facility Fee" shall have the meaning set forth in Section 2.7(a) hereof.

    "Facing Fee" shall have the meaning set forth in Section 2.7(d) hereof.

    "Generally accepted accounting principles" shall mean generally accepted accounting principles as defined by controlling pronouncements of the Financial Accounting Standards Board, as from time to time supplemented and amended.

    "Guarantor" and "Guarantors" shall have the meaning set forth in the preamble hereof.

    "Guaranty Agreement" shall mean the Guaranty dated as of even date herewith from the Guarantors in favor of Agent and the Lenders in form and substance satisfactory to Agent and the Lenders.

    "Guaranty" or "Guarantee" or "Guaranties" shall include any arrangement whereby a Person is or becomes liable in respect of any Indebtedness or other obligation of another and any other arrangement whereby credit is extended to another obligor on the basis of any promise of a guarantor, whether that promise is expressed in terms of an obligation to pay the Indebtedness of such obligor, or to purchase or lease assets under circumstances that would enable such obligor to discharge one or more of its obligations, or to maintain the capital, the working capital, solvency or general financial condition of such obligor, whether or not such arrangement is listed in the balance sheet of the guarantor or referred to in a footnote thereto.

    "Indebtedness" shall mean, as to any Person, all obligations, contingent and otherwise, which in accordance with generally accepted accounting principles consistently applied should be classified upon such Person's balance sheet as liabilities, but in any event including liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired by such Person whether or not the liability secured thereby shall have been assumed, letters of credit open for account, obligations under acceptance facilities, Capitalized Lease Obligations and all obligations on account of Guaranties, endorsements and any other contingent obligations in respect of the Indebtedness of others whether or not reflected on such balance sheet or in a footnote thereto.

    "Interest Period" shall mean with respect to each LIBOR Rate Loan, the period commencing on the date of such LIBOR Rate Loan and ending one, two, three, four or six months (if available), as the Borrower may request as provided in Section 2.4 hereof, provided, that:

       (a) any Interest Period (other than an Interest Period determined pursuant to clause (c) below) that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

       (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Business Day of a calendar month;

       (c) any Interest Period in connection with an Advance that would otherwise end after the Credit Termination Date shall end on the Credit Termination Date; and

       (d) notwithstanding clause (c) above, no Interest Period shall have a duration of less than one month, and if any Interest Period applicable to any LIBOR Rate Loan would be for a shorter period, such Interest Period shall not be available hereunder.

    "Internal Revenue Code" shall mean the Internal Revenue Code of 1986 as amended from time to time.

    "Investment" shall mean (a) any stock, evidence of Indebtedness or other security of another Person, (b) any loan, advance, contribution to capital, extension of credit (except for current trade and customer accounts receivable for inventory sold or services rendered in the ordinary course of business and payable in accordance with customary trade terms) to another Person, and (c) any purchase of (i) stock or other securities of another Person or (ii) any business or undertaking of another Person (whether by purchase of assets or securities), any commitment or option to make any such purchase if, in the case of an option, the aggregate consideration paid for such option was in excess of $100, or (d) any other investment, in all cases whether existing on the date of this Agreement or thereafter made.

    "Issuing Lender" shall mean a Lender issuing to Borrower a letter of credit pursuant to Section 2.14 hereof.

    "L/C Supportable Obligations" shall have the meaning set forth in
  Section 2.14 hereof.

    "Lender Agreements" shall mean this Agreement, the LMCS Agreement, the Notes, the Guaranty Agreement and any other present or future agreement from time to time entered into between the Borrower or any Subsidiary and the Agent or the Lenders, each as from time to time amended or supplemented, and all statements, reports and certificates delivered by the Borrower to the Agent or the Lenders in connection therewith.

    "Lender Obligations" shall mean all present and future obligations and Indebtedness of the Borrower or any Subsidiary owing to the Agent or the Lenders under this Agreement or any other Lender Agreement, including, without limitation, the obligations to pay the Indebtedness from time to time evidenced by the Notes, and obligations to pay interest, commitment fees, balance deficiency fees, charges, expenses and indemnification from time to time owed under any Lender Agreement.

    "Lenders" shall mean (i) initially, each Lender listed on the signature pages hereof, (ii) any other Person who becomes a Successor Lender hereunder in accordance with the terms of Section 12.2 hereof, and
  (iii) their respective successors and their assigns.

    "Letter of Credit Limit" shall mean $5,000,000.

    "Letter of Credit Outstandings" shall mean, at any time, the sum of, without duplication, (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit.

    "Letter of Credit Request" shall mean a request by Borrower to an Issuing Lender substantially in the form of Exhibit H hereto.

    "LIBOR Pricing Option" shall mean the option granted to the Borrower pursuant to Section 2.4 hereof to have interest on all or a portion of the Loans computed on the basis of the Applicable LIBOR Rate for an applicable Interest Period.

    "LIBOR Rate" shall mean for any Interest Period for any LIBOR Rate
  Loan, the quotient of (i) the rate of interest determined by the Agent, at about 10:00 a.m. (Boston time) on the LIBOR Rate Fixing Day as being the rate at which deposits in U.S. dollars are offered to it by first-class banks in the London interbank market for deposit for such Interest Period in amounts comparable to the aggregate principal amount of LIBOR Rate Loans to which such Interest Period relates, divided by (ii) the difference between one (1) minus the Reserve Requirement (expressed as a decimal) applicable to that Interest Period. The LIBOR Rate shall be adjusted automatically as of the effective date of any change in the Reserve Requirement.

    "LIBOR Rate Fixing Day" shall mean, in the case of any LIBOR Rate Loan, the second Business Day preceding the Business Day on which an Interest Period begins.

    "LIBOR Rate Loan" shall mean any Loan hereunder upon which interest will accrue on the basis of a formula including as a component thereof the LIBOR Rate. The expiration date of any LIBOR Rate Loan shall be the last day of the Interest Period applicable to such LIBOR Rate Loan.

    "LIBOR Rate Margin" shall mean a rate per annum determined in accordance with the Pricing Schedule.

    "LMCS Agreement" shall mean an agreement entered into between the Agent and the Borrower governing the cash management of the Borrower on terms satisfactory to the Agent and Borrower.

    "Loan" shall mean all or a portion of the Advances outstanding hereunder or made to the Borrower by the Lenders pursuant to Article 2 of this Agreement, and "Loans" means all of such loans, collectively.

    "Material Adverse Effect" shall mean a material adverse effect on the business, properties, prospects, assets or condition, financial or otherwise, of the Borrower or any of its Subsidiaries.

    "Maximum Credit Amount" shall mean $50,000,000; provided that if the obligations of the Lenders to make further Advances is terminated upon the occurrence of a Default, the Maximum Credit Amount as of any date of determination thereafter shall be deemed to be $0.

    "1998 Financial Statements" shall mean the Consolidated Balance Sheet of the Borrower and its Subsidiaries as of December 31, 1998 and the related Consolidated Statements of Income, Shareholders' Equity and Cash Flow for the year then ended and notes to such financial statements.

    "Note or Notes" shall mean the Notes issued by the Borrower to Lender's in accordance with the provisions of Section 2.1(a) hereof.

    "Notice of Borrowing" shall have the meaning set forth in Section
  2.2(a).

    "Pension Plan" shall mean an employee benefit plan or other plan maintained for the employees of the Borrower or any Subsidiary as described in Section 4021(a) of ERISA.

    "Permitted Acquisition Advance or Advances" shall mean any loan or advance from any Lender to the Borrower for Permitted Acquisitions.

    "Permitted Acquisitions" shall mean the acquisition of all or substantially all of the assets, shares or partnership interests of a Person by the Borrower, provided that (a) any such Person must be in a substantially similar or related line of business as the Borrower, (b) the ratio of total consideration paid for such property to the fair market value of such property must be comparable to recent industry transactions,
  (c) such Person must have positive EBITDA for at least the twelve months of operations prior to the proposed acquisition, (d) immediately subsequent to the acquisition, the Borrower must be in compliance with all terms of the Lender Agreements, and (e) after giving effect to the acquisition, the ratio of Consolidated Senior Debt to EBITDA must not exceed 2.5 to 1.

    "Person" shall mean an individual, corporation, partnership, joint venture, association, estate, joint stock company, trust, organization, business, or a government or agency or political subdivision thereof.

    "Pricing Notice" shall have the meaning set forth in Section 2.4 hereof.

    "Pricing Schedule" shall mean the schedule attached hereto as Schedule
  2.

    "Prime Rate" shall mean the greater of (i) the rate of interest announced from time to time by the Agent at its head office located at 100 Summer Street, Boston, Massachusetts as its "Prime Rate" and (ii) the Federal Funds Effective Rate plus 1/2 of 1% per annum (rounded upwards, if necessary, to the next 1/8 of 1%).

    "Prime Rate Loan" shall mean any Advance on the Loan bearing interest at a fluctuating rate determined by reference to the Applicable Prime Rate.

    "Prime Rate Margin" shall mean a rate per annum determined in accordance with the Pricing Schedule.

    "Reportable Event" shall mean an event reportable to the Pension Benefit Guaranty Corporation under Section 4043 of Title IV of ERISA.

    "Required Lenders" shall mean, at any time, any two or more of the Lenders having made not less than 66.7% of the outstanding principal amount of the Loans and the unused Commitment Amounts of the Lenders hereunder.

    "Reserve Requirement" shall mean the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on the Lenders against "Euro-currency Liabilities" as defined in said Regulation D.

    "Revolving Credit Facility" shall have the meaning set forth in
  Section 2.1.

    "Stated Amount" of each Letter of Credit shall mean the maximum available to be drawn thereunder (regardless of whether any conditions for drawing could then be met.

    "Subordinated Indebtedness" shall mean Indebtedness of the Borrower which is subordinated to (i) the Indebtedness of the Borrower hereunder,
  (ii) the Notes and (iii) to all other Lender Obligations, on terms and conditions approved in writing by the Agent.

    "Subsidiary" shall mean any Person of which the Borrower or other specified parent shall now or hereafter at the time own, directly or indirectly through one or more Subsidiaries or otherwise, sufficient voting stock (or other beneficial interest) to entitle it to elect at least a majority of the board of directors or trustees or similar managing body.

    "UCC" shall mean the Massachusetts Uniform Commercial Code,
  Massachusetts General Laws c. 106, as amended from time to time.

    "Unpaid Drawings" shall have the meaning set forth in Section 2.14(d).

  Section 1.2. Accounting Terms. All accounting terms used and not defined in this Agreement shall be construed in accordance with generally accepted accounting principles consistently applied, and all financial data required to be delivered hereunder shall be prepared in accordance with such principles.


                       ARTICLE 2. THE REVOLVING CREDITS

  Section 2.1. The Revolving Credit.

    (a Except as otherwise provided for in the LMCS Agreement, subject to the terms and conditions of this Agreement and so long as there exists no Default, at any time prior to the Credit Termination Date, each Lender, severally and not jointly, shall make such Advances to the Borrower as the Borrower may from time to time request, by notice to the Agent in accordance with Section 2.2(a), in an aggregate amount for all outstanding Advances (i) as to each Lender, not to exceed at any time such Lender's Commitment Percentage of the Maximum Credit Amount, and (ii) as to all Lenders, not to exceed the Maximum Credit Amount (the "Revolving Credit Facility"). The outstanding principal amount of the Advances, together with all accrued interest and other fees and charges related thereto, shall be repaid in full on the Credit Termination Date. On the Closing Date the Borrower shall execute and deliver to each Lender a Note to evidence the Advances from time to time made by such Lender to the Borrower hereunder. Upon receipt of an affidavit of an officer of any Lender as to the loss, theft, destruction or mutilation of a Note and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Note, Borrower will issue, in lieu thereof, a replacement Note in the same principal amount thereof and otherwise of like tenor.

    (b Subject to the foregoing limitations and the provisions of Section 4.2, the Borrower shall have the right to make prepayments reducing the outstanding balance of

  Advances and to request further Advances, all in accordance with Section 2.2, without other restrictions hereunder; provided that the Lenders shall have the absolute right to refuse to make any Advances for so long as there exists any Default or any other condition which would constitute a Default upon the making of such an Advance.

  Section 2.2. Making of Advances.

    (a Except as otherwise provided for in the LMCS Agreement, each Advance other than a Letter of Credit Request which shall be submitted in accordance with the provisions of Section 2.14 hereof, shall be made on notice given by the Borrower to the Agent not later than 12:00 noon (Boston time) one Business Day prior to the date of the proposed Borrowing (a "Notice of Borrowing") substantially in the form of Exhibit B hereto; provided, however, that (i) if the Borrower elects a LIBOR Rate Pricing Option with respect to any Advance in accordance with Section 2.4 hereof, such Notice of Borrowing shall be given by the Borrower contemporaneously with a Pricing Notice in the manner and within the time specified in
  Section 2.4, (ii) if such Advance is a Permitted Acquisition Advance, such Notice of Borrowing shall be given by the Borrower contemporaneously with a Certificate of Permitted Acquisition substantially in the form of Exhibit C hereto and (iii) no Notice of Borrowing requesting a Permitted Acquisition Advance equal to or in excess of $20,000,000 shall be effective (and no Advance from the Lenders required) without the prior consent of the Agent. The Agent shall give the Lenders notice of each Notice of Borrowing in accordance with the Agent's customary practice. Each such Notice of Borrowing shall be by telephone or telecopy, in each case confirmed immediately in writing by the Borrower in substantially the form of Exhibit B hereto, specifying therein (i) the requested date of such Advance, and
  (ii) the amount of such Advance (which must be a minimum of $100,000). The Borrower agrees to indemnify and hold the Lenders harmless for any action, including the making of any Advances hereunder, or loss or expense, taken or incurred by the Agent and the Lenders in good faith reliance upon such telephone request. At the time of the initial request for an Advance made under this Section 2.2(a), the Borrower shall have provided the Agent with a Compliance Certificate. The Borrower hereby agrees (i) that the Lenders shall be entitled to rely upon the Compliance Certificate most recently delivered to the Agent until it is superseded by a more recent Compliance Certificate, and (ii) that each request for an Advance, whether by telephone or in writing or otherwise, shall constitute a confirmation of the representations and warranties contained in the most recent Compliance Certificate then in the Agent's possession.

    (b Subject to the terms and conditions of this Agreement, each Lender shall make available on or before 2:00 p.m. on the date of each proposed Advance, to the Agent at the Agent's address and in immediately available funds, such Lender's Commitment Percentage of such Advance. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article 3, the Agent will credit such funds to the Borrower's account on the date of the proposed Advance.

    (c Unless the Agent shall have received notice from a Lender prior to the date of any Advance that such Lender will not make available to the Agent such Lender's Commitment Percentage of such Advance, the Agent may assume that such Lender has made such amount available to the Agent on the date of such Advance in accordance with and as provided in this Section 2.2 and the Agent may, in reliance upon such assumption, make available on such date a corresponding amount to the Borrower. If and to the extent such Lender shall not have so made its Commitment Percentage of such Advance available to the Agent and the Agent shall have made available such corresponding amount to the Borrower, such Lender agrees to pay to the Agent forthwith on demand, and the Borrower agrees to repay to the Agent within two Business Days after demand (but only after demand for payment has first been made to such Lender and such Lender has failed to make such payment), an amount equal to such corresponding amount together with interest thereon for each day from the date the Agent shall make such amount available to the Borrower until the date such amount is paid or repaid to the Agent, at an interest rate equal to the interest rate applicable at the time to such Advances. If such Lender shall pay to the Agent such corresponding amount, such amount so paid shall constitute such Lender's Advance for purposes of this Agreement. If the Borrower makes a repayment required by the foregoing provisions of this Section 2.2(c) and thereafter the applicable Lender or Lenders make the payments to the Agent required by this Section 2.2(c), the Agent shall promptly refund the amount of the Borrower's payment.

    (d The failure of any Lender to make the Advance to be made by it on any date shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender.

  Section 2.3. Interest on Advances.

    (a Subject to the terms of Section 2.4 relating to LIBOR Pricing
  Options, the Borrower shall pay interest on the unpaid balance of the Advances from time to time outstanding at a per annum rate equal to the Applicable Prime Rate. Interest on the Advances shall be payable monthly in arrears on the first day of the month commencing March 1, 2000, and continuing until all of the Indebtedness of the Borrower to the Lenders under the Notes shall have been paid in full.

  Section 2.4. Election of LIBOR Pricing Options.

    (a Subject to all the terms and conditions hereof and so long as there exists no Default, the Borrower may, by delivering a pricing notice (the "Pricing Notice") to the Agent received at or before 10:00 a.m. Boston time on the date two Business Days prior to the commencement of the Interest Period selected in such Pricing Notice, elect to have all or a portion of the outstanding Advances, as the Borrower may specify in such Pricing Notice, accrue and bear daily interest during the Interest Period so selected at a per annum rate equal to the Applicable LIBOR Rate for such Interest Period; provided, however, that any such election made with respect to the Advances shall be in an amount not less than $1,000,000 and in increments of $1,000,000; and provided further that no such election will be made if it would result in there being more than four (4) LIBOR Pricing Options in the aggregate outstanding at any one time. Interest on Loans bearing interest at the Applicable LIBOR Rate shall be paid for the applicable Interest Period on the last day thereof and when such Loan is due (whether at maturity, by reason of acceleration or otherwise).

    (b Each Pricing Notice shall be substantially in the form of Exhibit E attached hereto and shall specify: (i) the selection of a LIBOR Pricing Option; (ii) the effective date and amount of Advances or a portion thereof subject to such LIBOR Pricing Option, subject to the limitations set forth herein; and (iii) the duration of the applicable Interest Period. Each Pricing Notice shall be irrevocable.

    (c The Agent will promptly inform each Lender of a Pricing Notice and the Interest Period specified by the Borrower therein. Upon determination by the Agent of the Applicable LIBOR Rate for any Interest Period selected by the Borrower, the Agent will promptly inform the Borrower and each Lender of such Applicable LIBOR Rate so determined or, if applicable, the reason why the Borrower's election will not become effective.

  Section 2.5. Additional Payments.

    (a During the continuance of any Default, the Borrower shall, on demand, pay to the Agent for the account of the Lenders interest on the unpaid principal balance of the Advances and, to the extent permitted by law, on any overdue installments of interest, at a rate per annum equal to the lesser of (i) the stated interest rate(s) applicable thereto plus 3% per annum, and (ii) the maximum rate of interest permitted to be charged under applicable law.

    (b In addition to any amounts payable under Section 2.5(a) above, if any payment of principal or interest due hereunder is not made within ten
  (10) days of its due date, the Borrower will pay to the Agent for the account of the Lenders, on demand, a late payment charge equal to 5% of the amount of such payment; provided, however, that the provisions of this
  Section 2.5(b) shall not limit the Agent's and the Lenders' rights to exercise any of their rights or remedies, including those provided in
  Section 10.2, if an Event of Default has occurred.

  Section 2.6. Computation of Interest, Etc. Interest hereunder and under the Advances shall be computed on the basis of a 360-day year for the number of days actually elapsed. Any increase or decrease in the interest rate on the Advances resulting from a change in the Prime Rate shall be effective immediately from the date of such change. No interest payment or interest rate charged hereunder shall exceed the maximum rate authorized from time to time by applicable law. The outstanding balance of the Notes as reflected on the Agent's records from time to time shall be considered correct and binding on the Borrower and the Lenders (absent manifest error) unless within thirty (30) days after receipt of any notice by the Agent or any Lender of such outstanding amount, the Borrower or a Lender notifies the Agent to the contrary.

  Section 2.7. Fees

    (a The Borrower shall pay to the Agent, for the accounts of the Lenders in accordance with their respective Commitment Percentages, a facility fee (the "Facility Fee") computed at a rate of one quarter percent (1/4%) per annum on the average daily unused amount of the Maximum Credit Amount from time to time in effect from the date hereof to and including the Credit Termination Date. The Commitment Fee shall be payable quarterly in arrears on the first day of each of the quarter, e.g. July 1, October 1, January 1 and April 1, commencing April 1, 2000.

    (b The Borrower shall pay to the Agent, for the Agent's own account, such agency fees as are provided in a letter agreement between the Borrower and the Agent.

    (c The Borrower agrees to pay to the Issuing Lender a fee in respect of each Letter of Credit issued by it (the "Facing Fee") computed for each day at the rate of one quarter percent (1/4%) per annum on the Stated Amount of all Letters of Credit outstanding on such day. Accrued Facing Fees shall be due and payable quarterly in arrears on the first day of each of the quarterly payment dates, e.g. July 1, October 1, January 1, and April 1, commencing April 1, 2000, and payable on the date upon which the Revolving Credit Facility is terminated.

  Section 2.8. Set-Off. To the extent not prohibited by applicable law, the Borrower hereby authorizes the Agent and each Lender, without notice to the Borrower, if and to the extent payment is not promptly made when due pursuant to the Notes or pursuant to any provision hereof or of any other Lender Agreement, to charge against any account of the Borrower with the Agent or such Lender, an amount equal to the accrued interest and principal and other amounts from time to time then due and payable to the Agent and the Lenders hereunder and under all other Lender Agreements.

  Section 2.9. Sharing of Payments. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans made by it in excess of its ratable share (according to the then outstanding principal amount of the Loans) of payments on account of the Loans obtained by all the Lenders, such Lender shall purchase from the other Lenders such participations in the Loans held by such other Lenders as shall cause such purchasing Lender to share such payment ratably according to the then outstanding principal amount of the Loans with each of such other Lenders; provided, however, that if all or any portion of such payment is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, with interest at an interest rate per annum equal to the Applicable Prime Rate. The Borrower agrees that any Lender so purchasing a participation in the Loans from another Lender pursuant to this Section 2.9 may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

  Section 2.10. Reduction of Commitment by the Borrower. The Borrower at its option may, at any time and from time to time, irrevocably reduce in part (in integral multiples of $1,000,000) the unused portion of the Maximum Credit Amount on not less than five (5) Business Days' prior written notice to the Agent. No such reduction may be reinstated by the Borrower.

  Section 2.11. Increased Costs, Etc.

    (a Anything herein to the contrary notwithstanding, if any changes in present or future applicable law (which term "applicable law", as used in this Agreement, includes statutes and rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time heretofore or hereafter made upon or otherwise issued to any Lender by any central bank or other fiscal, monetary or other authority, whether or not having the force of law), including without limitation any change according to a prescribed schedule of increasing requirements, whether or not known or in effect as of the date hereof, shall (i) subject such Lender to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement or the payment to such Lender of any amounts due to it hereunder, or (ii) materially change the basis of taxation of payments to such Lender of the principal of or the interest on the Advances or any other amounts payable to such Lender hereunder, or (iii) impose or increase or render applicable any special or supplemental deposit or reserve or similar requirements or assessment against assets held by, or deposits in or for the account of, or any liabilities of, or loans by an office of such Lender in respect of the transactions contemplated herein, or (iv) impose on such Lender any other condition or requirement with respect to this Agreement or any Advance, and the result of any of the foregoing is (A) to increase the cost to such Lender of making, funding or maintaining all or any part of the Advances or its commitment hereunder, or (B) to reduce the amount of principal, interest or other amount payable to such Lender hereunder, or
  (C) to require such Lender to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender from the Borrower hereunder, then, and in each such case not otherwise provided for hereunder, the Borrower will upon demand made by such Lender promptly following such Lender's receipt of notice pertaining to such matters accompanied by calculations thereof in reasonable detail, pay to such Lender such additional amounts as will be sufficient to compensate such Lender for such additional cost, reduction, payment or foregone interest or other sum; provided that the foregoing provisions of this sentence shall not apply in the case of any additional cost, reduction, payment or foregone interest or other sum resulting from any taxes charged upon or by reference to the overall net income, profits or gains of any Lender. In determining the additional amounts payable hereunder, the Lenders may use any reasonable method of averaging, allocating or attributing such additional costs, reductions, payments, foregone interest or other sums among their respective customers.

    (b Anything herein to the contrary notwithstanding, if, after the date hereof, any Lender shall have determined that any present or future applicable law, rule, regulation, guideline, directive or request (whether or not having force of law), including without limitation any change according to a prescribed schedule of increasing requirements, whether or not known or in effect as of the date hereof, regarding capital requirements for banks or bank holding companies generally, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender with any of the foregoing, either imposes a requirement upon such Lender to allocate additional capital resources or increases such Lender's requirement to allocate capital resources or such Lender's commitment to make, or to such

  Lender's maintenance of, the Advances hereunder, which has or would have the effect of reducing the return on such Lender's capital to a level below that which such Lender could have achieved (taking into consideration such Lender's then existing policies with respect to capital adequacy and assuming full utilization of such Lender's capital) but for such applicability, change, interpretation, administration or compliance, by any amount deemed by such Lender to be material, such Lender shall promptly after its determination of such occurrence give notice thereof to the Borrower. In such event, commencing on the date of such notice (but not earlier than the effective date of any such applicability, change, interpretation, administration or compliance), the fees payable hereunder shall increase by an amount which will, in such Lender's reasonable determination, evidenced by calculations in reasonable detail furnished to the Borrower, compensate such Lender for such reduction, such Lender's determination of such amount to be conclusive and binding upon the Borrower, absent manifest error. In determining such amount, such Lender may use any reasonable methods of averaging, allocating or attributing such reduction among its customers.

  Section 2.12. Changed Circumstances. In the event that:

    (a on any date on which the Applicable LIBOR Rate would otherwise be set the Agent shall have determined in good faith (which determination shall be final and conclusive) that adequate and fair means do not exist for ascertaining the LIBOR Rate, as applicable; or

    (b at any time the Agent shall have determined in good faith (which determination shall be final and conclusive) that

       (i the implementation of LIBOR Pricing Option has been made impracticable or unlawful by (A) the occurrence of a contingency that materially and adversely affects the London interbank market, or (B) compliance by any Lender in good faith with any applicable law or governmental regulation, guideline or order or interpretation or change thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority (whether or not having the force of law); or

       (ii the LIBOR Rate shall no longer represent the effective cost to the Lenders for U.S. dollar deposits in the London interbank market, as applicable for deposits in which they regularly participate;

  then, and in such event, the Agent shall forthwith so notify the Borrower thereof. Until the Agent notifies the Borrower that the circumstances giving rise to such notice no longer apply, the obligation of the Lenders and the Agent to allow election by the Borrower of a LIBOR Pricing Option shall be suspended. If at the time the Agent so notifies the Borrower, the Borrower has previously given the Agent a Pricing Notice with respect to a LIBOR Pricing Option, but the LIBOR Pricing Option requested therein has not yet gone into effect, such Pricing Notice shall automatically be deemed to be withdrawn and be of no force or effect. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the

  LIBOR Pricing Option with respect to all LIBOR Rate Loans shall be terminated and the Borrower shall pay all interest due on such LIBOR Rate Loans and any amounts required to be paid pursuant to Section 4.6.

  Section 2.13. Use of Proceeds. The proceeds of all Advances shall be used by the Borrower for corporate and general working capital purposes, repurchases or redemptions by Borrower of Borrower's capital stock in an aggregate amount not to exceed $5,000,000 and for Permitted Acquisitions. The Borrower will not, directly or indirectly, use any part of such proceeds for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock.

  Section 2.14. Letters of Credit.

    (a   Letters of Credit.

       (i Subject to and upon the terms and conditions herein set forth, the Borrower may request that any Issuing Lender issue, at any time and from time to time on and after the Closing Date and prior to the Credit Termination Date, for the account of the Borrower an irrevocable standby letter of credit, in a form customarily used by such Issuing Lender or in such other form as has been approved by such Issuing Lender, such approval not to be unreasonably withheld or delayed (each such standby letter of credit, a "Letter of Credit") in support of standby obligations of the Borrower incurred in the ordinary course of business and acceptable to the Agent (the "L/C Supportable Obligations").

       (ii Subject to the terms and conditions contained herein, the Agent hereby agrees that it will (and at the Borrower's request each other Issuing Lender may, at its option, agree that it will), at any time and from time to time on or after the Closing Date and prior to the Credit Termination Date, following its receipt of the respective Letter of Credit Request, issue for the account of the Borrower one or more Letters of Credit in support of such L/C Supportable Obligations of the Borrower or any of its Subsidiaries as is permitted to remain outstanding without giving rise to a Default or Event of Default hereunder, provided that the respective Issuing Lender shall be under no obligation to issue any Letter of Credit if at the time of such issuance:

         (A any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Lender from issuing such Letter of Credit or any requirement of law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Lender is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Issuing Lender as of the date hereof and which such Issuing Lender in good faith deems material to it; or

         (B such Issuing Lender shall have received notice from any Lender prior to the issuance of such Letter of Credit of the type described in the second sentence of Section 2.14(b)(ii), i.e. that another Lender has issued a Letter of Credit based on the same Letter of Credit Request.

       (iii Notwithstanding the foregoing, (A) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) and the aggregate principal amount of all Advances made by the Lenders and then outstanding, would exceed the Maximum Credit Amount at such time, (B) each Letter of Credit shall be denominated in Dollars, (C) each Letter of Credit shall by its terms terminate on or before the earlier of (x) the date which occurs 12 months after the date of the issuance thereof (although any such Letter of Credit may be automatically extendable for successive periods of up to 12 months, but not beyond the tenth Business Day prior to the Credit Termination Date, on terms acceptable to the Issuing Lender thereof) and (y) the tenth Business Day prior to the Credit Termination Date, (D) the Stated Amount of each Letter of Credit upon issuance shall be not less than $100,000 or such lesser amount as is acceptable to the respective Issuing Lender and (E) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) would exceed the Letter of Credit Limit.

    (b Letter of Credit Requests.

       (i Whenever the Borrower desires that a Letter of Credit be issued for its account, the Borrower shall give the Agent and the respective Issuing Lender at least three Business Days' (or such shorter period as is acceptable to the respective Issuing Lender) written notice thereof. Each notice shall be in the form of Exhibit I (each a "Letter of Credit Request").

       (ii The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2.14(a)(iii). Upon the issuance of any Letter of Credit, such Issuing Lender shall promptly notify each Lender of such issuance and such notice shall be accompanied by a copy of the issued Letter of Credit.

    (c Letter of Credit Participations.

       (i Immediately upon the issuance by any Issuing Lender of any Letter of Credit, such Issuing Lender shall be deemed to have sold and transferred to each Lender, other than such Issuing Lender (each such Lender, in its capacity under this Section 2.14(c), a "Participant"), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's Commitment Percentage, in such Letter of Credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto (excluding the Facing Fee), and any security therefor or guaranty pertaining thereto. Upon any change in the Commitment Percentages of the Lenders pursuant hereto, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.14(c) to reflect the new Commitment Percentages of the assignor and assignee Lender or of all Lenders, as the case may be.

       (ii In determining whether to pay under any Letter of Credit, the respective Issuing Lender shall have no obligation relative to the other Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Lender under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Issuing Lender any resulting liability to the Borrower or any Lender.

       (iii In the event that any Issuing Lender makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to such Issuing Lender pursuant to Section 2.14(d)(i), such Issuing Lender shall promptly notify the Agent, which shall promptly notify each Participant, of such failure, and each Participant shall promptly and unconditionally pay to such Issuing Lender the amount of such Participant's Commitment Percentage of such unreimbursed payment in Dollars and same day funds. If the Agent so notifies any Participant prior to 11:00 A.M. (Boston time) on any Business Day, such Participant shall make available such funds to such Issuing Lender on such Business Day. If and to the extent such Participant shall not have so made its Commitment Percentage of the amount of such payment available to such Issuing Lender, such Participant agrees to pay to such Issuing Lender, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to such Issuing Lender at the overnight federal funds rate. The failure of any Participant to make available to such Issuing Lender its Commitment Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to such Issuing Lender its Commitment Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other

    Participant to make available to such Issuing Lender such other Participant's Commitment Percentage of any such payment.

       (iv Whenever any Issuing Lender receives a payment of a reimbursement obligation as to which it has received any payments from the Participants pursuant to clause (c) above, such Issuing Lender shall forward such payment to the Agent, which in turn shall distribute to each Participant which has paid its Commitment Percentage thereof, in United States dollars and in same day funds, an amount equal to such Participant's share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

       (v Upon the request of any Participant, each Issuing Lender shall furnish to such Participant copies of any Letter of Credit issued by it and such other documentation as may reasonably be requested by such Participant.

       (vi The obligations of the Participants to make payments to each Issuing Lender with respect to Letters of Credit issued by it shall be irrevocable and, except as provided in Section 2.14(c)(ii), not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

         (A any lack of validity or enforceability of this Agreement or any of the other Lender Agreement;

         (B the existence of any claim, setoff, defense or other right which the Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, any Issuing Lender, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

         (C any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

         (D the surrender or impairment of any security for the performance or observance of any of the terms of any of the Lender Agreements; or

         (E the occurrence of any Default or Event of Default.

    (d Agreement to Repay Letter of Credit Drawings.

       (i The Borrower hereby agrees to reimburse the respective Issuing Lender, by making payment to the Agent in immediately available funds, for any drawing (each, a "Drawing") made by it under any Letter of Credit (each such Drawing until reimbursed, an "Unpaid Drawing"), no later than four Business Days after the date of such Drawing, with interest on the amount of such Drawing, to the extent not reimbursed prior to 12:00 Noon (Boston time) on the date of such Drawing, from and including the date of such Drawing to but excluding the date such Issuing Lender was reimbursed by the Borrower therefor at a rate per annum which shall be the Applicable Prime Rate; provided, however, to the extent such amounts are not reimbursed prior to 12:00 Noon (Boston time) on the seventh Business Day following such Drawing, interest shall thereafter accrue on the amount (and until reimbursed by the Borrower) at a rate per annum which shall be the Prime Rate in effect from time to time plus 4%, in each such case, with interest to be payable on demand. The respective Issuing Lender shall give the Borrower prompt written notice of each Drawing under any Letter of Credit, provided that the failure to give any such notice shall in no way affect, impair or diminish the Borrower's obligations hereunder.

       (ii The obligations of the Borrower under this Section 2.14(d) to reimburse the respective Issuing Lender with respect to Drawings (including interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any Lender (including in its capacity as an Issuing Lender or as a Participant), or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing, the respective Issuing Lender's only obligation to the Borrower being to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Lender under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Issuing Lender any resulting liability to the Borrower.


                  ARTICLE 3. CONDITIONS TO LOANS AND ADVANCES

  Section 3.1. Conditions to First Advance. The Lenders' obligations to make the first Advance shall be subject to compliance by the Borrower with its agreements contained in this Agreement, and to the condition precedent that the Lenders shall have received each of the following, in form and substance satisfactory to the Agent, Lenders and their counsel or in the form attached hereto as an Exhibit, as the case may be:

    (a The Lender Agreements, including but not limited to the Guaranty Agreement and the Notes, duly executed by the Borrower.

    (b Copies of the resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Agreement, the Notes and the other Lender Agreements to which the Borrower is a party, certified by the Secretary or an Assistant Secretary (or Clerk or Assistant Clerk) of the Borrower (which certificate shall state that such resolutions are in full force and effect).

    (c A certificate of the Secretary or an Assistant Secretary (or Clerk or Assistant Clerk) of the Borrower certifying the name and signatures of the officers of the Borrower authorized to sign this Agreement, the Notes, the other Lender Agreements to which the Borrower is a party and the other documents to be delivered by the Borrower hereunder.

    (d Certificates of legal existence and corporate good standing for the Borrower of recent date issued by the appropriate governmental authorities.

    (e Certificate of tax good standing for the Borrower of recent date issued by the appropriate governmental authorities.

    (f Certified copies of the Certificate of Incorporation of Borrower.

    (g Copies of By-laws of the Borrower certified by the Secretary or Assistant Secretary (or Clerk or Assistant Clerk) to be a true and correct copy thereof.

    (h The opinions of counsel to the Borrower, dated the date of execution of this Agreement, in substantially the form of Exhibit F hereto.

    (i A certificate of a duly authorized officer of the Borrower, dated the date of the first Advance, to the effect that (i) all conditions precedent on the part of the Borrower to the execution and delivery hereof and the making of the first Advance has been satisfied, (ii) the representations and warranties of the Borrower herewith and in all other Lender Agreements are true and correct as of the date hereof, (iii) no material litigation affecting the Borrower or its Subsidiaries exists, (iv) the absence of any material adverse change in the business, operations, assets, financial condition or prospects of the Borrower and its Subsidiaries, as specified in Section 5.12 thereto, (v) the Borrower has received all necessary governmental and third party approvals and is in compliance with all applicable laws, and (vi) upon execution and delivery of this Agreement and all other Lender Agreements no Default will exist hereunder and thereunder.

    (j A Compliance Certificate dated the date of the first Advance if requested by Agent.

    (k) A Certificate of the President or Chief Executive Officer of Borrower to the effect that all necessary governmental and third-party approvals have been obtained, and that Borrower is, and will be after giving effect to the transactions contemplated by this Agreement, in compliance with all applicable laws.

    (l) A Certificate of the Chief Financial Officer of Borrower, in form satisfactory to Agent, dated the date of the first Advance, regarding (i) payment of all taxes by Borrower, (ii) filing of all required tax returns, and (iii) solvency of Borrower.

    (m) If requested by the Agent, certificates of insurance issued to the Agent from an independent insurance broker dated the Closing Date, in form and substance satisfactory to the Agent, certifying as to the insurance on the assets of the Borrower and its Subsidiaries as required by the Agent and naming the Agent as loss payee.

    (n) Copies of the resolutions of the Board of Directors of each of the Guarantors authorizing the execution, delivery and performance of the Lender Agreements to which such Guarantor is a party, certified by the Secretary or an Assistant Secretary (or Clerk or Assistant Clerk) of the Guarantor (which certificate shall state that such resolutions are in full force and effect).

    (o) A certificate of the Secretary or an Assistant Secretary (or Clerk or Assistant Clerk) of each of the Guarantors certifying the name and signatures of the officers of such Guarantor authorized to sign the Lender Agreements to which such Guarantor is a party and the other documents to be delivered by such Guarantor hereunder.

    (p) Certificates of legal existence and corporate good standing for each of the Guarantors of recent date issued by the appropriate governmental authorities.

    (q) If requested by the Agent, certificates of tax good standing for each of the Guarantors of recent date issued by the appropriate governmental authorities.

    (r) Certified copies of the Certificates of Incorporation of each of the Guarantors.

    (s) Copies of By-laws of each of the Guarantors certified by the Secretary or Assistant Secretary (or Clerk or Assistant Clerk) to be a true and correct copy thereof.

    (t) The opinions of counsel to the each of the Guarantors, dated the date of execution of this Agreement, in substantially the form of Exhibit G hereto.

    (u) A certificate of a duly authorized officer of each of the Guarantors, dated the date of the first Advance, to the effect that (i) the representations and warranties of the Borrower as they relate to such Guarantor herewith and in all other Lender Agreements are true and correct as of the date hereof, (ii) no material litigation affecting such Guarantor or its Subsidiaries exists, (iii) the absence of any material adverse change in the business, operations, assets, financial condition or prospects of such Guarantor and its Subsidiaries, as specified in Section
  5.12 thereto, (iv) such Guarantor has received all necessary governmental and third party approvals and is in compliance with all applicable laws, and (v) upon execution and delivery of this Agreement and all other Lender Agreements no Default will exist hereunder and thereunder.

    (v) A Certificate of the Chief Financial Officer of each of the Guarantors, in form satisfactory to Agent, dated the date of the first Advance, regarding (i) payment of all taxes by such Guarantor, (ii) filing of all required tax returns by such Guarantor, and (iii) solvency of Guarantor.

    (w) Evidence of the completion of the Corporate Restructuring.

    (x) Evidence of restructuring and/or amendment of indebtedness of Borrower and Guarantors to IBM Credit Corp. and Deutsche Financial Services and their affiliates satisfactory to Agent, including, without limitation, evidence of the filing or delivery to Agent of all necessary Uniform Commercial Code amendments or termination statements.

    (y) Such other documents, certificates and opinions as the Agent or the Lenders may reasonably request.

  Section 3.2. Conditions to All Advances. The Lenders' obligations to make any Advances pursuant to this Agreement shall be subject to compliance by the Borrower with its agreements contained in this Agreement and each other Lender Agreement, and to the satisfaction, at or before the making of each Advance, of all of the following conditions precedent:

    (a) The representations and warranties herein and those made by or on behalf of the Borrower in any other Lender Agreement shall be correct as of the date on which any Advance is made, with the same effect as if made at and as of such time (except as to transactions permitted hereunder and described in a Compliance Certificate previously delivered to the Agent and except that the references in Article 5 to the 1998 Financial Statements shall be deemed to refer to the most recent annual audited consolidated financial statements of the Borrower and its Subsidiaries furnished to the Agent.)

    (b) On the date of any Advances hereunder, there shall exist no Default.

    (c) The making of the requested Advances shall not be prohibited by any law or governmental order or regulation applicable to the Lenders or to the Borrower, and all necessary consents, approvals and authorizations of any Person for any such Advances shall have been obtained.


                       ARTICLE 4. PAYMENT AND REPAYMENT

  Section 4.1. Mandatory Prepayment. If at any time the aggregate outstanding principal balance of all Advances made hereunder exceeds the Maximum Credit Amount, the Borrower shall immediately repay to the Agent for the ratable accounts of the Lenders an amount equal to such excess.

  Section 4.2. Voluntary Prepayments.

    (a) Except as otherwise provided for in the LMCS Agreement, the Borrower may make prepayments to the Agent for the ratable accounts of the Lenders of any outstanding principal amount of the Advances equal to $500,000 or an integral multiple thereof which are Prime Rate Loans in accordance with Section 4.3 at any time prior to 12:00 noon (Boston time) on any Business Day without premium or penalty.

    (b) The Borrower may make prepayments to the Agent for the ratable accounts of the Lenders of any Advances equal to $500,000 or an integral multiple thereof which are LIBOR Rate Loans in accordance with Section 4.3 at any time prior to 12:00 noon (Boston time) on any Business Day subject, however, to the premiums and penalties set forth in Section 4.6.

  Section 4.3. Payment and Interest Cutoff. Notice of each prepayment pursuant to Section 4.2 shall be given to the Agent (a) in the case of prepayment of Prime Rate Loans, not later than 12:00 noon (Boston time) on the Business Day immediately prior to the date of payment, and (b) in the case of prepayment of LIBOR Rate Loans on any day other than the last day of the Interest Period applicable thereto, not later than 12:00 noon (Boston time) two
(2) Business Days prior to the proposed date of payment, and, in each case, shall specify the total principal amount of the Advances to be paid on such date. Notice of prepayment having been given in compliance with this Section 4.3, the amount specified to be prepaid shall become due and payable on the date specified for prepayment and from and after said date (unless the Borrower shall default in the payment thereof) interest thereon shall cease to accrue. Unpaid interest on the principal amount of any Advances so prepaid accrued to the date of prepayment shall be due on the date of prepayment.

  Section 4.4. Payment or Other Actions on Non-Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be. In the case of any other action the last day for performance of which shall be a day other than a Business Day, the date for performance shall be extended to the next succeeding Business Day.

  Section 4.5. Method and Timing of Payments.

    (a) All payments required to be made pursuant to the provisions of this Agreement and any other Lender Agreement, and all prepayments pursuant to Section 4.1, may be charged by the Agent against the Borrower's accounts with the Agent. The Borrower hereby authorizes the Agent and the Lenders, without notice to the Borrower, to charge against any account of the Borrower with the Agent or such Lender an amount equal to the accrued interest, principal and other amounts from time to time due and payable to the Agent and the Lenders hereunder and under all other Lender Agreements.

    (b) The Borrower shall make each payment to be made by it hereunder not later than 12:00 noon (Boston time) on the day when due in lawful money of the United States to the Agent at its address set forth in Section 14.1 in immediately available funds. The Agent will, after its receipt thereof, distribute like funds relating to the payment of principal, interest or any other amounts payable hereunder ratably to the Lenders in accordance with their respective Commitment Percentages. Any payment made by the Borrower to the Agent under this Agreement or under the Notes in the manner provided in this Agreement shall be deemed to be a payment to each of the respective Lenders, unless the provisions of this Agreement expressly provide that any such payment shall be solely for the account of the Agent or any specific Lender.

  Section 4.6. Payments Not at End of Interest Period. If the Borrower for any reason makes any payment of principal with respect to any LIBOR Rate Loan on any day other than the last day of the Interest Period applicable to such LIBOR Rate Loan, including without limitation by reason of acceleration, or fails to borrow a LIBOR Rate Loan after electing a LIBOR Pricing Option with respect thereto pursuant to Section 2.4, the Borrower shall pay to the Agent, for the ratable account of the Lenders, any amounts required to compensate the Lenders for any additional losses, costs or expenses which they may reasonably incur as a result of such payment or failure to borrow, including without limitation, any loss, including lost profits, costs or expenses incurred by reason of the liquidation, reutilization or reemployment of deposits or other funds acquired by the Lenders to fund or maintain such Advances. Such compensation may include, without limitation, an amount equal to (a) the amount of interest which would have accrued on the amount so paid or not borrowed, for the period from the date of such payment or failure to borrow, to the last day of the then current Interest Period for such Advance (or, in the case of a failure to borrow, to the last day of the Interest Period for the Advance which would have commenced on the date of such failure to borrow), at the applicable rate of interest for such Advance provided for herein minus (b) the amount of interest (as reasonably determined by the Agent), which would accrue and become payable to the Lenders during such period on the principal repaid or not borrowed if the Lenders, following such repayment or failure to borrow, were to reinvest such principal in U.S. Treasury securities selected by the Agent in an amount equal (as nearly as may be) to the principal so repaid or not borrowed and having a term equal (as near as may be) to such period. The Borrower shall pay such amount upon presentation by the Agent of a statement setting forth the amount and the Agent's calculation thereof pursuant hereto, which statement shall be deemed true and correct absent manifest error.

  Section 4.7. Currency. All payments and prepayments provided for under this Agreement shall be made in lawful currency of the United States of America in immediately available funds.


                   ARTICLE 5. REPRESENTATIONS AND WARRANTIES

  In order to induce the Agent and the Lenders to enter into this Agreement and to induce the Lenders to make the Advances as contemplated hereby, the Borrower hereby makes the following representations and warranties:

  Section 5.1. Corporate Existence, Charter Documents, Etc. The Borrower and each Subsidiary is a corporation or limited liability company validly organized, legally existing and in good standing under the laws of the jurisdiction in which it is organized and has corporate or limited liability company power, as applicable, to own its properties and conduct its business as now conducted and as proposed to be conducted by it. Certified copies of the charter documents, By-Laws and limited liability company agreements, as applicable, of the Borrower and each Subsidiary have been delivered to the Lenders and are true, accurate and complete as of the date hereof.

  Section 5.2. Principal Place of Business; Location of Records. The
Borrower's and each Subsidiary's principal place of business is located at Route 101A (730 Milford Road), Merrimack, NH 03054, and the Borrower and each Subsidiary has had no other principal place of business during the last six months except as listed on Schedule 5.2 hereto. All of the books and records or true and complete copies thereof relating to the accounts and contracts of the Borrower and each Subsidiary are and will be kept at such location except as listed on Schedule 5.2 hereto.

  Section 5.3. Qualification. The Borrower and each Subsidiary is duly qualified, licensed and authorized to do business and is in good standing as a foreign corporation in each jurisdiction where its ownership or leasing of properties or the conduct of its business requires it to be qualified.

  Section 5.4. Subsidiaries. The Borrower has no Subsidiaries except for those listed in Schedule 5.4. All of the issued and outstanding capital stock of each Subsidiary listed on Schedule 5.4 is owned of record and beneficially by the Borrower or by one of the Subsidiaries.

  Section 5.5. Corporate Power. The execution, delivery and performance of this Agreement, the Notes and all other Lender Agreements and other documents delivered or to be delivered by the Borrower or any Subsidiary to the Agent or the Lenders, and the incurrence of Indebtedness to the Lenders hereunder or thereunder, now or hereafter owing:

    (a) are within the corporate or limited liability company powers, as applicable, of the Borrower and each Subsidiary, as the case may be, having been duly authorized by its Board of Directors or other similar governing body, and, if required by law, by its charter documents or by its By-Laws, by its stockholders;

    (b) do not require any approval or consent of, or filing with, any governmental agency or other Person (or such approvals and consents have been obtained and delivered to the Lenders) and are not in contravention of law or the terms of the charter documents or By-Laws of the Borrower and each Subsidiary or any amendment thereof;

    (c) do not and will not

       (i) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower or any Subsidiary is a party or by which the Borrower, any Subsidiary or any of their respective properties are bound or affected,

       (ii) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature on any property now owned or hereafter acquired by the Borrower or any Subsidiary, except as provided in the Lender Agreements, or

       (iii) result in a violation of or default under any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award having applicability to the Borrower or any Subsidiary, or to any of their respective properties.

  Section 5.6. Valid and Binding Obligations. This Agreement, the Notes and all the other Lender Agreements executed in connection herewith and therewith constitute, or will constitute when delivered, the valid and binding obligations of the Borrower and its Subsidiaries, as the case may be, enforceable in accordance with their respective terms, except as the enforceability thereof may be subject to bankruptcy, insolvency, moratorium and other laws affecting the rights and remedies of creditors and secured parties and to the exercise of judicial discretion in accordance with general equitable principles.

  Section 5.7. Other Agreements. Except as set forth in Schedule 5.7 hereto, neither the Borrower nor any Subsidiary is a party to any indenture, loan or credit agreement, or any lease or other agreement or instrument, or subject to any charter or corporate restriction, which is likely to have a Material Adverse Effect, or which restricts the ability of the Borrower or any Subsidiary to carry out any of the provisions of this Agreement, the Notes or any of the Lender Agreements executed in connection herewith and therewith.

  Section 5.8. Payment of Taxes. The Borrower and its Subsidiaries have filed all tax returns which are required to be filed by them and have paid, or made adequate provision for the payment of, all taxes which have or may become due pursuant to said returns or to assessments received. Except as set forth on
Schedule 5.8 hereto, all federal tax returns of the Borrower and its Subsidiaries through their fiscal year ended in 1998 have been audited by the Internal Revenue Service or are not subject to such audit by virtue of the expiration of the applicable statute of limitation, and the results of such audits are fully reflected in the balance sheet contained in the 1998 Financial Statements. The Borrower knows of no material additional assessments since such date for which adequate reserves appearing in the balance sheet contained in the 1998 Financial Statements have not been established. The Borrower and its Subsidiaries have made adequate provision for all current taxes, and to the best of the Borrower's knowledge there will not be any additional assessments for any fiscal periods prior to and including that which ended on the date of said balance sheet in excess of the amounts reserved therefor.

  Section 5.9. Financial Statements. All balance sheets, statements and other financial information furnished to the Lenders in connection with this Agreement and the transactions contemplated hereby (each of which is listed on Schedule 5.9), including, without limitation, the 1998 Financial Statements, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except for normal year-end adjustments and for the absence of footnotes with interim statements) and present fairly the consolidated financial condition of the Borrower and its Subsidiaries and all such information so furnished was true, correct and complete as of the date thereof.

  Section 5.10. Other Materials Furnished. No written information, exhibits, memoranda or reports furnished to the Lenders by or on behalf of the Borrower or any Subsidiary in connection with the negotiation of this Agreement contains any material misstatement of fact or omits to state a material fact necessary to make the statements contained therein not misleading.

  Section 5.11. Stock. There are presently issued by the Borrower and its Subsidiaries and outstanding the shares of capital stock indicated on Schedule
5.11. The Borrower and its Subsidiaries have received the consideration for which such stock was authorized to be issued and have otherwise complied with all legal requirements relating to the authorization and issuance of shares of stock and all such shares are validly issued, fully paid and non-assessable. The Borrower and its Subsidiaries have no other capital stock or other equity interest of any class outstanding.

  Section 5.12. Changes in Condition. Since the date of the balance sheet contained in the 1998 Financial Statements, there has been no material adverse change in the business or assets or in the condition, financial or otherwise, of the Borrower or any Subsidiary, and neither the Borrower nor any Subsidiary has entered into any transaction outside of the ordinary course of business which is material to the Borrower or any Subsidiary. Neither the Borrower nor any Subsidiary has any contingent liabilities of any material amount which are not referred to in the 1998 Financial Statements.

  Section 5.13. Assets, Licenses, Patents, Trademarks, Etc.

       (a) The Borrower and its Subsidiaries have good and marketable title to, or valid leasehold interests in, all of their assets, real and personal, including the assets carried on their books and reflected in the 1998 Financial Statements, subject to no liens, charges or encumbrances, except for (i) liens, charges and encumbrances described in Schedule 5.16 and permitted by Section 9.2 hereof, and (ii) assets sold, abandoned or otherwise disposed of in the ordinary course of business.

       (b) The Borrower and its Subsidiaries own all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, and trade names necessary to continue to conduct their business as heretofore conducted by them, now conducted by them and proposed to be conducted by them, each of which is listed, together with Patent and Trademark Office application or registration numbers, where applicable, on Schedule 5.13 hereto. The Borrower and its Subsidiaries conduct their respective businesses without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of others, except where such claim or infringement would have no Material Adverse Effect. To the best knowledge of the Borrower, there is no infringement or claim of infringement by others of any material license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of Borrower and its Subsidiaries.

  Section 5.14. Litigation. There is no litigation, at law or in equity, or any proceeding before any federal, state, provincial or municipal board or other governmental or administrative agency pending or, to the knowledge of the Borrower, threatened, or any basis therefor, which involves a material risk of any judgment or liability which could result in any material adverse change in the business or assets or in the condition, financial or otherwise, of the Borrower or any Subsidiary, and no judgment, decree, or order of any federal, state, provincial or municipal court, board or other governmental or administrative agency has been issued against the Borrower or any Subsidiary which has or may have a Material Adverse Effect.

  Section 5.15. Pension Plans. No employee benefit plan established or maintained by the Borrower or any Subsidiary or any other Person a member of the same "control group," as the Borrower (a "Pension Affiliate"), within the meaning of Section 302(f)(6)(b) of ERISA, (including any multi-employer plan to which the Borrower or any Subsidiary contributes) which is subject to Part 3 of Subtitle B of Title I of the ERISA, had a material accumulated funding deficiency (as such term is defined in Section 302 of ERISA) as of the last day of the most recent fiscal year of such plan ended prior to the date hereof, or would have had an accumulated funding deficiency (as so defined) on such day if such year were the first year of such plan to which Part 3 of Subtitle B of Title I of ERISA applied, and no material liability under Title IV of ERISA has been, or is expected by the Borrower or any Subsidiary to be, incurred with respect to any such plan by the Borrower or any Subsidiary or any Pension Affiliate. The execution, delivery and performance by the Borrower of this Agreement and the other Lender Agreements executed on the date hereof will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Internal Revenue Code. The Borrower and its Subsidiaries have no Pension Plan other than those described on Schedule 5.15.

  Section 5.16. Outstanding Indebtedness. The outstanding amount of
Indebtedness for borrowed money, including Capitalized Lease Obligations and Guaranties of borrowed money, of the Borrower and its Subsidiaries as of the date hereof, in excess of $250,000 is correctly set forth in Schedule 5.16 hereto, and said schedule correctly describes the credit agreements, guaranties, leases and other instruments pursuant to which such Indebtedness has been incurred and all liens, charges and encumbrances securing such Indebtedness. Said schedule also describes all agreements and other arrangements pursuant to which the Borrower or any Subsidiary may borrow any money.

  Section 5.17. Environmental Matters. Except as set forth in Schedule 5.17:

       (a) None of the Borrower, any Subsidiary or any operator of any of their respective properties is in violation, or to the Borrower's knowledge is in alleged violation, of any Environmental Law, which violation would have a Material Adverse Effect.

       (b) None of the Borrower, any Subsidiary or any operator of any of their respective properties has received notice from any third party, including without limitation any federal, state, county, or local governmental authority, (i) that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA") or any equivalent state law, with respect to any site or location;
    (ii) that any hazardous waste, as defined in 42 U.S.C. ss. 6903(5), any hazardous substances, as defined in 42 U.S.C. ss. 9601(14), any pollutant or contaminant, as defined in 42 U.S.C. ss. 9601(33), or any toxic substance, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which it has generated, transported or disposed of, has been found at any site at which a federal, state, county, or local agency or other third party has conducted or has ordered the Borrower, any Subsidiary or another third party or parties (e.g. a committee of potentially responsible parties) to conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or
    (iii) that it is or shall be a named party to any claim, action, cause of action, complaint (contingent or otherwise) or legal or administrative proceeding arising out of any actual or alleged release or threatened release of Hazardous Substances. For purposes of this Agreement, "release" means any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping of Hazardous Substances into the environment.

       (c) (i) The Borrower, each Subsidiary and each operator of any real property owned or operated by the Borrower is in compliance, in all material respects, with all provisions of the Environmental Laws relating to the handling, manufacturing, processing, generation, storage or disposal of any Hazardous Substances; (ii) to the best of the Borrower's knowledge, no portion of property owned, operated or controlled by the Borrower or any Subsidiary has been used for the handling, manufacturing, processing, generation, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; (iii) to the best of the Borrower's knowledge, there have been no releases or threatened releases of Hazardous Substances on, upon, into or from any property owned, operated or controlled by the Borrower or any Subsidiary, which releases could have a Material Adverse Effect; (iv) to the best of the Borrower's knowledge, there have been no releases of Hazardous Substances on, upon, from or into any real property in the vicinity of the real properties owned, operated or controlled by the Borrower or any Subsidiary which, through soil or groundwater contamination, may have come to be located on the properties of the Borrower or any Subsidiary; (v) to the best of the Borrower's knowledge, there have been no releases of Hazardous Substances on, upon, from or into any real property formerly but no longer owned, operated or controlled by the Borrower or any Subsidiary.

       (d) None of the properties of the Borrower or any Subsidiary is or, to their knowledge, shall be subject to any applicable environmental cleanup responsibility law or environmental restrictive transfer law or regulation by virtue of the transactions set forth herein and contemplated hereby.

  Section 5.18. Foreign Trade Regulations. Neither the Borrower nor any Subsidiary is (a) a person included within the definition of "designated foreign country" or "national" of a "designated foreign country" in Executive Order No. 8389, as amended, in Executive Order No. 9193, as amended, in the Foreign Assets Control Regulations (31 C.F.R., Chapter V, Part 500, as amended), in the Cuban Assets Control Regulations of the United States Treasury Department (31 C.F.R., Chapter V, Part 515, as amended) or in the Regulations of the Office of Alien Property, Department of Justice (8 C.F.R., Chapter II, Part 507, as amended) or within the meanings of any of the said Orders or Regulations, or of any regulations, interpretations, or rulings issued thereunder, or in violation of said Orders or Regulations or of any regulations, interpretations or rulings issued thereunder; or (b) an entity listed in Section 520.101 of the Foreign Funds Control Regulations (31 C.F.R., Chapter V, Part 520, as amended).

  Section 5.19. Governmental Regulations. Except for Chapter 399-B of the New Hampshire Revised Statutes Annotated, none of the Borrower, any Subsidiary or any Affiliate of the Borrower is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940, or is a common carrier under the Interstate Commerce Act, or is engaged in a business or activity subject to any statute or regulation which regulates the incurring by the Borrower of Indebtedness for borrowed money, including statutes or regulations relating to common or contract carriers or to the sale of electricity, gas, steam, water, telephone or telegraph or other public utility services.

  Section 5.20. Margin Stock. Neither the Borrower nor any Subsidiary owns any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or any regulations, interpretations or rulings thereunder, nor is the Borrower or any Subsidiary engaged principally or as one of its important activities in extending credit which is used for the purpose of purchasing or carrying margin stock.


                      ARTICLE 6. REPORTS AND INFORMATION

  Section 6.1. Quarterly Financial Statements and Reports. As soon as available, and in any event within forty-five (45) days after the end of each of the first three quarters of each fiscal year of the Borrower, the Borrower shall furnish to the Agent and each Lender: (i) consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such quarter and consolidated and consolidating statements of income, shareholders' equity and cash flow of the Borrower and its Subsidiaries for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail; and (ii) a Compliance Certificate.

  Section 6.2. Annual Financial Statements. As soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Borrower, the Borrower shall furnish to the Agent and each Lender: (a) consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal year and consolidated and consolidating statements of income, shareholders' equity and cash flow of the Borrower and its Subsidiaries for such fiscal year, in each case (other than the consolidating statements) reported on by Deloitte & Touche LLP, or other independent certified public accountants of recognized national standing acceptable to the Lenders, which report shall express, without reliance upon others, a positive opinion regarding the fairness of the presentation of such financial statements in accordance with generally accepted accounting principles consistently applied, except in cases of unresolved litigation and accounting changes with which such accountants concur, together with the statement of such accountants that they have caused the provisions of this Agreement to be reviewed and that nothing has come to their attention to lead them to believe that any Default exists hereunder or specifying any Default and the nature thereof; (b) copies of a budget and strategic plan for the Borrower for the current fiscal year together with management's written discussion and analysis of such budget and strategic plan and shall promptly advise the Agent of any changes therein and all material deviations therefrom; and (c) a Compliance Certificate.

  Section 6.3. Notice of Defaults. As soon as possible, and in any event within five (5) days after the occurrence of each Default, the Borrower shall furnish to the Agent and each Lender the statement of its chief executive officer or chief financial officer setting forth details of such Default and the action which the Borrower has taken or proposes to take with respect thereto.

  Section 6.4. Notice of Litigation. Promptly after the commencement thereof, the Borrower shall furnish to the Agent and each Lender written notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower or any Subsidiary, which, if adversely determined, would have a Material Adverse Effect.

  Section 6.5. Communications with Others. If and when the stock of the Borrower is or is proposed to be traded publicly, the Borrower shall furnish to the Agent and each Lender copies of all regular, periodic and special reports and all registration statements which the Borrower files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national or regional securities exchange.

  Section 6.6. Reportable Events. At any time that the Borrower or any Subsidiary has a Pension Plan, the Borrower shall furnish to the Agent and each Lender, as soon as possible, but in any event within thirty (30) days after the Borrower knows or has reason to know that any Reportable Event with respect to any Pension Plan has occurred, the statement of its chief executive officer or chief financial officer setting forth the details of such Reportable Event and the action which the Borrower or any Subsidiary has taken or proposes to take with respect thereto, together with a copy of the notice of such Reportable Event to the Pension Benefit Guaranty Corporation.

  Section 6.7. Annual Pension Reports. At any time that the Borrower or any Subsidiary has a Pension Plan, the Borrower shall furnish to the Agent and each Lender, promptly after the filing thereof with the Secretary of Labor or the Pension Benefit Guaranty Corporation, copies of each annual report which is filed with respect to each Pension Plan for each plan year, including:

    (a) a statement of assets and liabilities of such Pension Plan as of the end of such plan year and statements of changes in fund balance and in financial position, or a statement of changes in net assets available for plan benefits, for such plan year;

    (b) an opinion of Deloitte & Touche LLP (or other independent certified public accountants of recognized standing acceptable to the Lender) relating to such Pension Plan to the extent that any such opinion for the Pension Plan is required by law; and

    (c) an actuarial statement of such Pension Plan applicable to such plan year, together with an opinion of an enrolled actuary of recognized standing acceptable to the Lenders, to the extent that any such statement and/or opinion for the Pension Plan is required by law.

  Section 6.8. Reports to other Creditors. Promptly after filing the same, the Borrower shall furnish to the Agent and each Lender copies of any compliance certificate and other information furnished to any other holder of the securities (including debt obligations) of the Borrower or any Subsidiary pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Agent or the Lenders pursuant to any other provision of this Agreement.

  Section 6.9. Communications with Independent Public Accountants. At any reasonable time and from time to time, the Borrower shall provide the Agent and the Lenders and any agents or representatives of the Lenders access to the independent public accountants of the Borrower to discuss the Borrower's and its Subsidiaries' financial condition, including, without limitation any recommendations of such independent public accountants concerning the management, finances, financial controls or operations of the Borrower and its Subsidiaries. Promptly after the receipt thereof, the Borrower shall furnish to the Agent and each Lender copies of any written recommendations concerning the management, finances, financial controls, or operations of the Borrower or any Subsidiary received from the Borrower's independent public accountants.

  Section 6.10. Environmental Reports. The Borrower shall furnish to the
Agent and each Lender: (a) not later than seven (7) days after notice thereof, notice of any enforcement actions, or, to the knowledge of the Borrower, threatened enforcement actions affecting the Borrower or any Subsidiary by any Governmental Agency related to Environmental Laws; (b) copies, promptly after they are received, of all orders, notices of responsibility, notices of violation, notices of enforcement actions, and assessments, and other written communications pertaining to any such orders, notices, claims and assessments received by the Borrower or any Subsidiary from any Governmental Agency; (c) not later than seven (7) days after notice thereof, notice of any civil claims or threatened civil claims affecting the Borrower or any Subsidiary by any third party alleging any violation of Environmental Laws or harm to human health or the environment; (d) copies of all cleanup plans, site assessment reports, response plans, remedial proposals, or other submissions of the Borrower or any Subsidiary, other third party (e.g., committee of potentially responsible parties at a Superfund site), or any combination of same, submitted to a Governmental Agency in response to any communication referenced in subsections (a) and (b) herein simultaneously with their submission to such Governmental Agency; and (e) from time to time, on request of the Agent, evidence satisfactory to the Agent of the Borrower's and its Subsidiaries' insurance coverage, if any, for any environmental liabilities.

  Section 6.11. Miscellaneous. The Borrower shall provide the Agent and the Lenders with such other information as the Agent or the Lenders may from time to time reasonably request respecting the business, properties, prospects, condition or operations, financial or otherwise, of the Borrower and its Subsidiaries.


                        ARTICLE 7. FINANCIAL COVENANTS

  On and after the date hereof, until all of the Lender Obligations shall have been paid in full and the Lenders shall have no commitment hereunder, the Borrower and its Subsidiaries shall observe the following covenants:

  Section 7.1. Consolidated Net Worth. At the end of each period indicated below, the Borrower and its Subsidiaries shall maintain a Consolidated Net Worth of not less than the sums indicated.


  Period:                                           Minimum Net Worth
  ------                                            -----------------
  Closing Date through March 31, 2000                  $ 76,000,000
  April 1, 2000 through June 30, 2000                  $ 76,000,000
  July 1, 2000 through September 30, 2000              $ 76,000,000

  October 1, 2000 through December 31, 2000            $ 96,000,000
  January 1, 2001 through March 31, 2001               $ 96,000,000
  April 1, 2001 through June 30, 2001                  $ 96,000,000
  July 1, 2001 through September 30, 2001              $ 96,000,000

  Each Fiscal Quarter Thereafter                       $120,000,000


  Section 7.2. Minimum Consolidated Net Income. As of each date indicated below, for the twelve months ending on that date, the Borrower and its Subsidiaries shall maintain the Consolidated Net Income indicated:

  Date:                                                  Minimum Net Income
  ----                                                   ------------------
  March 31, 2000                                            $16,000,000
  June 30, 2000                                             $16,000,000
  September 30, 2000                                        $16,000,000

  December 31, 2000                                         $20,000,000
  March 31, 2001                                            $20,000,000
  June 30, 2001                                             $20,000,000
  September 30, 2001                                        $20,000,000

  On the last day of each Fiscal Quarter Thereafter         $24,000,000


                       ARTICLE 8. AFFIRMATIVE COVENANTS

  On and after the date hereof, until all of the Lender Obligations shall have been paid in full and the Lenders shall have no commitment hereunder, the Borrower covenants that it will, and will cause each of its Subsidiaries to, comply with the following covenants and provisions:

  Section 8.1. Existence and Business. The Borrower and each Subsidiary will
(a) subject to Section 9.6, preserve and maintain its corporate or limited liability company existence, as the case may be, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required, (b) preserve and maintain in full force and effect all material rights, licenses, patents and franchises, (c) comply in all material respects with all valid and applicable statutes, rules and regulations necessary for the conduct of business, and (d) engage only in the businesses which it is conducting on the date of this Agreement and substantially related businesses.

  Section 8.2. Taxes and Other Obligations. The Borrower and each Subsidiary
(a) will duly pay and discharge, or cause to be paid and discharged, before the same shall become in arrears, all material taxes, assessments and other governmental charges, imposed upon it and its properties, sales and activities, or upon the income or profits therefrom, as well as the claims for labor, materials, or supplies which if unpaid might by law result in a lien or charge upon any of its properties; provided, however, that the Borrower and any Subsidiary may contest any such charges or claims in good faith so long as (i) an adequate reserve therefor has been established and is maintained if and as required by generally accepted accounting principles and (ii) no action to foreclose any such lien has been commenced, and (b) will promptly pay or cause to be paid when due, or in conformance with customary trade terms (but, unless contested in good faith, not later than 60 days from the due date in the case of trade debt), all lease obligations, trade debt and all other Indebtedness incident to its operations. The Borrower and each Subsidiary shall cause all applicable tax returns and all amounts due thereunder to be filed and paid, as the case may be, in order to maintain its good standing with the Internal Revenue Service and state, local and foreign tax authorities.

  Section 8.3. Maintenance of Properties and Leases. The Borrower and each Subsidiary shall maintain, keep and preserve all of its properties (tangible and intangible) in good repair and working order, ordinary wear and tear excepted. The Borrower and each Subsidiary shall replace and improve its properties as necessary for the conduct of its business. The Borrower and each Subsidiary shall comply in all material respects with all leases naming it as lessee.

  Section 8.4. Insurance. The Borrower and each Subsidiary (a) will keep its principal assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion or hazards, by extended coverage in an amount sufficient to avoid co-insurance liability, and (b) will maintain with financially sound and reputable insurers insurance against other hazards and risks and liability to persons and property to the extent and in a manner satisfactory to the Lenders, and in any event as customary for companies in similar businesses similarly situated; provided, however, that on prior notice to the Agent and the Lenders it may effect workmen's compensation insurance through an insurance fund operated by such state or jurisdiction and may also be a self-insurer with respect to workmen's compensation and with respect to group medical benefits under any medical benefit plan. On request of the Agent from time to time, the Borrower will render to the Agent and the Lenders a statement in reasonable detail as to all insurance coverage required by this Section 8.4. A description of the material elements of insurance coverage of the Borrower and its Subsidiaries as of the date hereof is set forth on Schedule 8.4.

  Section 8.5. Records, Accounts and Places of Business. The Borrower and each Subsidiary shall maintain comprehensive and accurate records and accounts in accordance with generally accepted accounting principles consistently applied. The Borrower and each Subsidiary shall maintain adequate and proper reserves. The Borrower and each Subsidiary shall promptly notify the Agent of
(a) any changes in the places of business of the Borrower and its Subsidiaries and (b) any additional places of business which may arise hereafter.

  Section 8.6. Inspection. At any reasonable time and from time to time, the Borrower shall permit the Agent and the Lenders and any of the Lenders' agents or representatives to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and its Subsidiaries and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with any of their officers or directors and with the Borrower's independent accountants.

  Section 8.7. Maintenance of Accounts. The Borrower and its Subsidiaries shall maintain all of their depository, operating, concentration and disbursement accounts with the Agent, provided that an amount not to exceed $1,000,000 may be on deposit at certain depository and operating accounts of Comteq which are maintained at Bank of America (or one if its affiliates).

  Section 8.8 Year 2000 Compatibility. Take all reasonable action necessary to assure that its computer based systems, hardware and software used in each of the Borrower's and its Subsidiaries' business and operations are able to operate and effectively receive transmit, process, store, retrieve or retransmit data including dates on and after January 1, 2000, and, at the request of the Agent, the Borrower shall provide evidence to the reasonable satisfaction of the Agent of such year 2000 compatibility.


                         ARTICLE 9. NEGATIVE COVENANTS

  On and after the date hereof, until all of the Lender Obligations shall have been paid in full and the Lenders shall have no commitments to make any loans or advances to the Borrower hereunder, the Borrower covenants that neither the Borrower nor any of its Subsidiaries will:

  Section 9.1. Restrictions on Indebtedness. Create, incur, suffer or permit to exist, or assume or guarantee, either directly or indirectly, or otherwise become or remain liable with respect to, any Indebtedness, except the following:

    (a) Indebtedness outstanding at the date of this Agreement as set forth on Schedule 5.16 but no refinancings thereof.

    (b) Indebtedness on account of Consolidated Current Liabilities (other than for money borrowed) incurred in the normal and ordinary course of business.

    (c) Indebtedness in respect of (i) taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment thereof shall not at the time be required to be made in accordance with the provisions of Section 8.2 hereof, (ii) judgments or awards which have been in force for less than the applicable appeal period so long as execution is not levied thereunder or in respect of which the Borrower or any Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review in a manner satisfactory to the Lenders and in respect of which a stay of execution shall have been obtained pending such appeal or review and for which adequate reserves have been established in accordance with generally accepted accounting principles, and (iii) endorsements made in connection with the deposit of items for credit or collection in the ordinary course of business.

    (d) Indebtedness in an amount not to exceed $1,000,000 in respect of purchase money security interests under Section 9.2(b) hereof.

    (e) Indebtedness in an amount not to exceed $10,000,000 in the aggregate with respect to equipment financing and Capitalized Leases, or as otherwise approved by the Agent.

    (f) Indebtedness to the Lenders.

    (g) Indebtedness on account of inventory financed by IBM Credit Corp. and Deutsche Financial Services Corporation not to exceed $60,000,000 without the written consent of the Agent.

    (h) Guarantees permitted under Section 9.5 hereof.

    (i) Indebtedness between the Borrower and any Subsidiaries or between Subsidiaries.

  Section 9.2. Restriction on Liens. Create or incur or suffer to be created or incurred or to exist any encumbrance, mortgage, pledge, lien, charge or other security interest of any kind upon any of its property or assets of any character, whether now owned or hereafter acquired, or transfer any of such property or assets for the purposes of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors, or acquire or agree or have an option to acquire any property or assets upon conditional sale or other title retention agreement, device or arrangement (including Capitalized Leases) or suffer to exist for a period of more than 30 days after the same shall have been incurred any Indebtedness against it which if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over the claims of its general creditors, or sell, assign, pledge or otherwise transfer for security any of its accounts, contract rights, general intangibles, or chattel paper (as those terms are defined in the UCC) with or without recourse; provided, however, that the Borrower or any Subsidiary may create or incur or suffer to be created or incurred or to exist:

    (a) Existing liens and security interests described in Schedule 5.13 securing presently outstanding Indebtedness permitted by Section 9.1(a).

    (b) Purchase money security interests (which term shall include mortgages, conditional sale contracts, Capitalized Leases in accordance with Section 9.1(e) hereof, and all other title retention or deferred purchase devices) to secure the purchase price of property acquired hereafter by the Borrower or a Subsidiary, or to secure Indebtedness incurred solely for the purpose of financing such acquisitions; provided, however, that no such purchase money security interests shall extend to or cover any property other than the property the purchase price of which is secured by it, and that the principal amount of Indebtedness (whether or not assumed) with respect to each item of property subject to such a security interest shall not exceed the fair value of such item on the date of its acquisition.

    (c) Deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security; liens in respect of judgments or awards to the extent such judgments or awards are permitted as Indebtedness by the provisions of Section 9.1(c); and liens for taxes, assessments or governmental charges or levies and liens to secure claims for labor, material or supplies to the extent that payment thereof shall not at the time be required to be made in accordance with Section 8.2.

    (d) Encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property which do not materially detract from the value of such property or impair its use in the business of the owner or lessee.

    (e) Liens (other than judgments and awards) created by or resulting from any litigation or legal proceeding, provided the execution or other enforcement thereof is effectively stayed and the claims secured thereby are being actively contested in good faith by appropriate proceedings satisfactory to the Agent.

    (f) Liens arising by operation of law to secure landlords, lessors or renters under leases or rental agreements made in the ordinary course of business and confined to the premises or property rented.

    (g) Liens in favor of the Agent for the benefit of the Lenders.

    (h) Liens on inventory in accordance with Section 9.1(g) hereof.

Nothing contained in this Section 9.2 shall permit the Borrower to incur any Indebtedness or take any other action or permit to exist any other condition which would be in contravention of any other provision of this Agreement.

  Section 9.3. Investments. Have outstanding or hold or acquire or make or commit itself to acquire or make any Investment except the following:

    (a) Investments having a maturity of less than one year from the date thereof by the Borrower in: (i) obligations of the Agent or any of the Lenders; (ii) obligations of the United States of America or any agency or instrumentality thereof; (iii) repurchase agreements involving securities described in clauses (i) and (ii) with the Agent or any of the Lenders; and
  (iv) commercial paper which is rated not less than prime-one or A-1 or their equivalents by Moody's Investor Service, Inc. or Standard & Poor's Corporation, respectively, or their successors.

    (b) Investments between the Borrower and any of its Subsidiaries and between any Subsidiaries.

    (c) Investments consisting of normal travel and similar advances to employees of the Borrower and its Subsidiaries and advances with respect to a computer purchase program to employees of the Borrower and its Subsidiaries not exceeding $750,000 in the aggregate at any one time outstanding.

    (d) Investments resulting from mergers permitted under Section 9.6 hereto.

    (e) Permitted Acquisitions financed with Permitted Acquisition
  Advances.

    (f) Investments in Subsidiaries permitted under Sections 9.8(i) and
  9.11 hereto.

  Section 9.4. Dispositions of Assets. Sell, lease or otherwise dispose of any assets except for (i) the sale, lease or other disposition of inventory or other property (not including receivables) in the ordinary course of business or
(ii) the sale or other disposition of any assets as permitted under Section 9.9 hereof.

  Section 9.5. Assumptions, Guaranties, Etc. of Indebtedness of Other
Persons. Assume, guarantee, endorse or otherwise be or become directly or contingently liable (including, without limitation, by way of agreement, contingent or otherwise, to purchase, provide funds for payment, supply funds to or otherwise invest in any Person or otherwise assure the creditors of any such Person against loss) in connection with any Indebtedness of any other Person, except (i) for Guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and
(ii) Guarantees to IBM or DFS in connection with Indebtedness permitted under 9.1(g).

  Section 9.6. Mergers, Etc. Enter into any merger or consolidation with or acquire all or substantially all of the assets of any Person, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, except that (a) any Subsidiary may merge into the Borrower or any other Subsidiary, (b) the Borrower and any Subsidiary may enter into a merger with or acquire all or substantially all of the assets of another entity, provided that immediately after and giving effect thereto, no event shall occur and be continuing which constitutes or which, upon the passage of time or giving of notice or both would constitute, a Default (including under Section 8.1 and including under Article 7, assuming that the financial restrictions set forth in Article 7 are applied immediately after and giving effect to such merger or acquisition) and provided further that the Borrower or such Subsidiary is the surviving corporation to any such merger and (c) the Borrower may enter into Permitted Acquisitions.

  Section 9.7. ERISA. At any time while the Borrower or any Subsidiary has a Pension Plan, permit any accumulated funding deficiency to occur with respect to any Pension Plan or other employee benefit plans established or maintained by the Borrower or any Subsidiary or to which contributions are made by the Borrower or any Subsidiary (the "Plans"), and which are subject to the "Pension Reform Act" and the rules and regulations thereunder or to Section 412 of the Internal Revenue Code, and at all times comply in all material respects with the provisions of the Act and Code which are applicable to the Plans. The Borrower will not permit the Pension Benefit Guaranty Corporation to cause the termination of any Pension Plan under circumstances which would cause the lien provided for in Section 4068 of the Pension Reform Act to attach to the assets of the Borrower or any Subsidiary.

  Section 9.8. Distributions. Make any Distribution or make any other payment on account of the purchase, acquisition, redemption, or other retirement of any shares of stock, whether now or hereafter outstanding, other than (i) repurchase or redemption of Borrower's capital stock not to exceed $5,000,000 and (ii) any Subsidiary may make a Distribution to the Borrower.

  Section 9.9. Sale and Leaseback. Sell or transfer any of its properties with the intention of taking back a lease of the same property or leasing other property for substantially the same use as the property being sold or transferred, except in connection with financings permitted under Section 9.1(d) and (e).

  Section 9.10. Transactions with Affiliates. Enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate, except that the Borrower and its Subsidiaries (a) may pay salaries, fees and bonuses to its directors, officers and employees as are usual and customary in the Borrower's or its Subsidiaries' business and (b) may, in the ordinary course of business, enter into other transactions with Affiliates on terms that are no less favorable to the Borrower or any Subsidiary than those which could be obtained at the time from Persons who are not Affiliates.

  Section 9.11. Creation of Subsidiaries. Borrower shall not, without prior written consent by Agent, create or cause the creation of any Subsidiary other than those in existence at the Closing, unless such Subsidiary becomes an additional guarantor ("Additional Guarantor") under the Guaranty Agreement.

  Section 9.12. Voluntary Payment. While any amount remains outstanding under the Notes, Borrower shall not make any voluntary prepayments on any Indebtedness, except under a Lender Agreement or Indebtedness permitted under
Section 9.1(g) hereof.


                  ARTICLE 10. EVENTS OF DEFAULT AND REMEDIES

  Section 10.1. Events of Default. Each of the following events shall be deemed to be Events of Default hereunder:

    (a) The Borrower shall fail to make any payment in respect of (i) the principal of any of the Lender Obligations as the same shall become due, whether at the stated payment dates, required prepayment or by acceleration, demand or otherwise, or (ii) interest or commitment fees on or in respect of any of the Lender Obligations as the same shall become due.

    (b) The Borrower or any Subsidiary shall fail to perform or observe any of the terms, covenants, conditions or provisions of Articles 6, 7, 8 or 9 hereof.

    (c) The Borrower or any Subsidiary shall fail to perform or observe any other term, covenant, condition or provision to be performed or observed by the Borrower under this Agreement or any other Lender Agreement, and such failure shall not be rectified or cured to the Agent's satisfaction within thirty (30) days after the occurrence thereof.

    (d) Any representation or warranty of the Borrower herein or in any other Lender Agreement or any amendment to any thereof shall have been materially false or misleading at the time made or intended to be effective.

    (e) The Borrower shall fail to make any payment of principal of or interest on Indebtedness for money borrowed by the Borrower or any Guaranty of money borrowed, in either case an outstanding principal amount of not less than $1,000,000, when such payment is due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) or shall fail to perform or observe any provision of any agreement or instrument relating to such Indebtedness, and such failure shall permit the holder thereof to accelerate such Indebtedness.

    (f) The Borrower or any Subsidiary shall be involved in financial difficulties as evidenced:

       (i) by its commencement of a voluntary case under Title 11 of the United States Code as from time to time in effect, or by its authorizing, by appropriate proceedings of its board of directors or other governing body, the commencement of such a voluntary case;

       (ii) by its filing an answer or other pleading admitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under said Title 11, or seeking, consenting to or acquiescing in the relief therein provided, or by its failing to controvert timely the material allegations of any such petition;

       (iii) by the entry of an order for relief in any involuntary case commenced under said Title 11;

       (iv) by its seeking relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or by its consenting to or acquiescing in such relief;

       (v) by the entry of an order by a court of competent jurisdiction
    (1) by finding it to be bankrupt or insolvent, (2) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (3) assuming custody of, or appointing a receiver or other custodian for all or a substantial part of its property and such order shall not be vacated or stayed on appeal or otherwise stayed within 30 days;

       (vi) by the filing of a petition against the Borrower or any Subsidiary under said Title 11 which shall not be vacated within 30 days; or

       (vii) by its making an assignment for the benefit of, or entering into a composition with, its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property.

    (g) There shall have occurred a judgment against the Borrower or any Subsidiary in any court (i) for an amount in excess of $1,000,000, and from which no appeal has been taken or with respect to which all appeal periods have expired, unless such judgment is, to the Agent's satisfaction, insured against in full, or (ii) which shall have a materially adverse effect upon the assets, properties or condition, financial or otherwise, of the Borrower.

    (h) Any "Event of Default" under any other Lender Agreement shall have occurred.

  Section 10.2. Remedies. Upon the occurrence of an Event of Default, in each and every case, the Agent may, and upon the request of the Required Lenders, shall proceed to protect and enforce the rights of the Agent and the Lenders by suit in equity, action at law and/or other appropriate proceeding either for specific performance of any covenant or condition contained in this Agreement or any other Lender Agreement or in any instrument delivered to the Agent or the Lenders pursuant hereto or thereto, or in aid of the exercise of any power granted in this Agreement, any Lender Agreement or any such instrument, and (unless there shall have occurred an Event of Default under Section 10.1(f), in which case the unpaid balance of Lender Obligations shall automatically become due and payable without notice or demand) by notice in writing to the Borrower declare (a) the obligations of the Lenders to make Advances to be terminated, whereupon such obligations shall be terminated, and (b) all or any part of the unpaid balance of the Lender Obligations then outstanding to be forthwith due and payable, whereupon such unpaid balance or part thereof shall become so due and payable without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived, and the Agent may proceed to enforce payment of such balance or part thereof in such manner as the Agent may elect, and the Agent and each Lender may offset and apply toward the payment of such balance or part thereof any Indebtedness of the Agent or any Lender to the Borrower or to any Subsidiary, or to any obligor of the Lender Obligations, including any Indebtedness represented by deposits in any general or special account maintained with the Agent or any Lender or with any other Person controlling, controlled by or under common control with the Agent or any Lender.

  Section 10.3. Distribution of Proceeds. Notwithstanding anything to the contrary contained herein, in the event that following the occurrence or during the continuance of any Event of Default, the Agent or any Lender receives any monies on account of the Lender Obligations from the Borrower or otherwise, such monies shall be distributed for application as follows:

    (a) First, to the payment of or the reimbursement of, the Agent for or in respect of all costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent in connection with the collection of such monies by the Agent, or in connection with the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent or the Lenders under this Agreement or any other Lender Agreement;

    (b) Second, to the payment of all interest, including interest on overdue amounts, and late charges, then due and payable with respect to the Loans, allocated among the Lenders in proportion to their respective Commitment Percentages;

    (c) Third, to the payment of the outstanding principal balance of the Loans, allocated among the Lenders in proportion to their respective Commitment Percentages;

    (d) Fourth, to any other outstanding Lender Obligations, allocated among the Lenders in proportion to their respective Commitment Percentages; and

    (e) Fifth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.


              ARTICLE 11. CONSENTS; AMENDMENTS; WAIVERS; REMEDIES

  Section 11.1. Actions by Lenders. Except as otherwise expressly set forth in any particular provision of this Agreement, any consent or approval required or permitted by this Agreement to be given by the Lenders, including without limitation under Section 11.2, may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the Required Lenders; provided, however, that without the written consent of all
Lenders:

    (a) no reduction in the interest rates on or any fees relating to the Advances shall be made;

    (b) no extension or postponement shall be made of the stated time of payment of the principal amount of, interest on, or fees payable to the Lenders relating to the Advances;

    (c) no increase in the Maximum Credit Amount, or extension of the Credit Termination Date shall be made;

    (d) no release of all or substantially all of the collateral security for the Lender Obligations or of the obligations of any Guarantor under the Guaranty Agreement shall be made;

    (e) no change in the definition of the term "Required Lenders" shall be made; and

    (f) no change in the provisions of this Section 11.1 shall be made.

  Section 11.2. Actions by Borrower. No delay or omission on the Agent's or the Lenders' part in exercising their rights and remedies against the Borrower or any other interested party shall constitute a waiver. A breach by the Borrower of its obligations under this Agreement may be waived only by a written waiver executed by the Agent and the Lenders in accordance with Section 11.1. The Agent's and the Lenders' waiver of the Borrower's breach in one or more instances shall not constitute or otherwise be an implicit waiver of subsequent breaches. To the extent permitted by applicable law, the Borrower hereby agrees to waive, and does hereby absolutely and irrevocably waive (a) all presentments, demands for performance, notices of protest and notices of dishonor in connection with any of the Indebtedness evidenced by the Term Notes, (b) any requirement of diligence or promptness on the Agent's or the Lenders' part in the enforcement of its rights under the provisions of this Agreement or any Lender Agreement, and (c) any and all notices of every kind and description which may be required to be given by any statute or rule of law with respect to its liability (i) under this Agreement or in respect of the Indebtedness evidenced by the Notes or any other Lender Obligation or (ii) under any other Lender Agreement. No course of dealing between the Borrower and the Agent or the Lenders shall operate as a waiver of any of the Agent's or the Lenders' rights under this Agreement or any Lender Agreement or with respect to any of the Lender Obligations. This Agreement shall be amended only by a written instrument executed by the Borrower, the Agent and the Lenders in accordance with Section 11.1 making explicit reference to this Agreement. The Agent's and the Lenders' rights and remedies under this Agreement and under all subsequent agreements between the Agent, the Lenders and the Borrower shall be cumulative and any rights and remedies expressly set forth herein shall be in addition to, and not in limitation of, any other rights and remedies which may be applicable to the Agent and the Lenders in law or at equity.


                      ARTICLE 12. SUCCESSORS AND ASSIGNS

  Section 12.1. General. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors (which shall include in the case of the Agent or any Lender any entity resulting from a merger or consolidation) and assigns, except that (a) the Borrower may not assign its rights or obligations under this Agreement, and (b) each Lender may assign its rights in this Agreement only as set forth below in this Article 12.

  Section 12.2. Assignments.

    (a) Assignments. In compliance with applicable laws with respect to such assignment and with the consent of the Borrower (provided that if there shall exist a Default, the Borrower's consent shall not be required for any such assignment) and the Agent (which consents in all cases shall not be unreasonably withheld), a Lender may assign to one or more financial institutions (each a "Successor Lender") a proportionate part of its rights and obligations in connection with this Agreement, its Note, and the related Lender Agreements and each such Successor Lender shall assume such rights and obligations pursuant to an Assignment and Acceptance Agreement ("Assignment and Acceptance Agreement") duly executed by such Successor Lender and such assigning Lender and acknowledged and consented to by the Agent, substantially in the form of Exhibit H attached hereto; provided; however, if Agent assigns more than fifty percent of the Agent's Commitment Percentage listed on Schedule 1 as of the Closing Date, the Required Lenders may request replacement of the Agent in accordance with Section
  13.8 hereunder. Any assignment under this Section (a) shall be in a minimum amount of $5,000,000. In connection with any assignment under this Section 12.2(a) there shall be paid to the Agent by the assigning Lender or the Successor Lender an administrative processing fee in the amount of $5,000; provided, however, that no such administrative processing fee shall be paid if the Lender or Successor Lender makes an assignment to an affiliate of such Lender or Successor Lender.

    (b) Assignment Procedures. In the event of an assignment in accordance with Section 12.2(a), upon execution and delivery of such an assignment at least five (5) Business

  Days prior to the proposed assignment date, and payment by such Successor Lender to the assigning Lender of an amount equal to the purchase price agreed between such assigning Lender and such Successor Lender, such Successor Lender shall become party to this Agreement as a signatory hereto and shall have all the rights and obligations of a Lender under this Agreement and the other Lender Agreements with an interest therein as set forth in such assignment, and such assignor making such assignment shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any such assignment, the assigning Lender, the Successor Lender and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Successor Lender and a replacement
  Note is issued to the assigning Lender in principal amounts reflecting their respective revised interests.

    (c) Register. The Agent shall maintain a register (the "Register") for the recordation of (i) the names and addresses of all Successor Lenders that enter into Assignment and Acceptance Agreements, (ii) the interests of each Lender, and (iii) the amounts of the Advances owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is registered therein for all purposes as a party to this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

    (d) Further Assurances. The Borrower shall sign such documents and take such other actions from time to time reasonably requested by the Agent or a Lender to enable any Successor Lender to share in the benefits and rights created by the Lender Agreements.

    (e) Assignments to Federal Reserve Bank. Any Lender at any time may assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank. No such assignment shall release the transferor Lender from its obligations hereunder.

  Section 12.3. Participations. Any Lender may, with the consent of Agent and without the consent of the Borrower, at any time grant or offer to grant to one or more financial institutions ("Credit Participants") participating interests in such Lender's rights and obligations in this Agreement, its Notes and the related Lender Agreements, and each such Credit Participant shall acquire such participation subject to the terms set forth below.

    (a) Amount. Each such participation shall be in a minimum amount of at least $5,000,000.

    (b) Procedure. Each Lender granting such participation shall comply with all applicable laws with respect to such transfer and shall remain responsible for the performance of its obligations hereunder and under the other Lender Agreements and shall retain the sole right and responsibility to exercise its rights and to enforce the obligations of the Borrower hereunder and under the other Lender Agreements, including the right to consent to any amendment, modification or waiver of any provision of any Lender Agreement, except for those matters referred to in Section 11.1 which require the consent of all Lenders and which may also require the consent of each Credit Participant.

    (c) Dealing with Lenders. The Borrower shall continue to deal solely and directly with the Lenders in connection with their rights and obligations under this Agreement and the other Lender Agreements.

    (d) Rights of Credit Participants. The Borrower agrees that each
  Credit Participant shall, to the extent provided in its participation instrument, be entitled to the benefits of Sections 2.7, 2.8, 2.9, 2.11, 2.12, and 14.5, and the setoff rights in Section 10.2 with respect to its participating interest; provided, however, that no Credit Participant shall be entitled to receive any greater payment under such Sections than the Lender granting such participation would have been entitled to receive with respect to the interests transferred.

    (e) Notice. At the time of granting any participation, the Lender granting such participation shall notify the Agent and the Borrower.

    (f) New Hampshire and Massachusetts Law. The Agent shall execute all certificates as it may deem reasonably necessary for the granting of the participation under the laws of the State of New Hampshire and The Commonwealth of Massachusetts.

                             ARTICLE 13. THE AGENT

  Section 13.1. Authorization and Action. Each Lender hereby appoints and authorizes the Agent to take such action on its behalf and to exercise such powers under this Agreement and the other Lender Agreements as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement and the other Lender Agreements (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders; provided, however, that the Agent shall not be required to take any action which exposes the Agent to liability or which is contrary to this Agreement or the other Lender Agreements or applicable law. Subject to the foregoing provisions and to the other provisions of this Article 13, the Agent shall, on behalf of the Lenders: (a) execute any documents on behalf of the Lenders providing collateral for or guarantees of the Lender Obligations; (b) hold and apply any collateral for the Lender Obligations, and the proceeds thereof, at any time received by it, in accordance with the provisions of this Agreement and the other Lender Agreements; (c) exercise any and all rights, powers and remedies of the Lenders under this Agreement or any of the other Lender Agreements, including the giving of any consent or waiver or the entering into of any amendment, subject to the provisions of Section 11.1; (d) at the direction of the Lenders, execute, deliver and file UCC financing statements, mortgages, deeds of trust, lease assignments and such other agreements in respect of any collateral for the Lender Obligations, and possess instruments included in the collateral on behalf of the Lenders; and (e) in the event of acceleration of the Borrower's Indebtedness hereunder, act at the direction of the Required Lenders to exercise the rights of the Lenders hereunder and under the other Lender Agreements.

  Section 13.2. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Lenders for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Lender Agreements, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (a) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form required under Article 12 hereof; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representations to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Lender Agreements; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Lender Agreements on the part of the Borrower or any other Person or to inspect the property (including the books and records) of the Borrower or any other Person; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Lender Agreements or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or the other Lender Agreements by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy or telegram) believed by the Agent to be genuine and signed or sent by the proper party or parties.

  Section 13.3. Agent as a Lender. With respect to its interest in the Commitment Percentage of the Advances hereunder, Citizens Bank of Massachusetts shall have the same rights and powers under this Agreement and the other Lender Agreements as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lender(s)" shall, unless otherwise expressly indicated, include Citizens Bank of Massachusetts in its individual capacity. Citizens Bank of Massachusetts and its affiliates may lend money to, and generally engage in any kind of business with, the Borrower, any of the Borrower's Affiliates and any Person who may do business with or own securities of the Borrower or any such Affiliate of the Borrower, all as if Citizens Bank of Massachusetts were not the Agent and without any duty to account therefor to the Lenders.

  Section 13.4. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section 5.9 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

  Section 13.5. Indemnification of Agent. Each Lender agrees to indemnify the Agent and its directors, officers, employees and agents (to the extent that the Agent is not reimbursed by the Borrower), ratably according to each Lender's Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent or its directors, officers, employees or agents in any way relating to or arising out of this Agreement or any other Lender Agreement or any action taken or omitted by the Agent in such capacity under this Agreement; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or wilful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Lender Agreement, to the extent that the Agent is not reimbursed for such expenses by the Borrower.

  Section 13.6. Successor Agent. Except as provided below, the Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Lenders shall have the right to appoint a successor Agent (the "Successor Agent") which, absent the existence of a default, shall be reasonably acceptable to the Borrower.

If no Successor Agent shall have been so appointed by the Lenders (other than the resigning Agent), and shall have accepted such appointment, within thirty
(30) days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a Successor Agent which, absent the existence of a default, shall be reasonably acceptable to Borrower, which shall be a commercial bank or financial institution organized under the laws of the United States of America or of any state thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Agent hereunder by a Successor Agent, such Successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Lender Agreements. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Lender Agreements.

  Section 13.7. Amendment of Article 13. The Borrower hereby agrees that the foregoing provisions of this Article 13 constitute an agreement among the Agent and the Lenders (and the Agent and the Lenders acknowledge that except for the provisions of Section 13.6, the Borrower is not a party to or bound by such foregoing provisions) and that any and all of the provisions of this Article 13, with the exception of the reasonable approval of Borrower as may be required under Section 13.6 hereto, may be amended at any time by the Lenders without the consent or approval of, or notice to, the Borrower (other than the requirement of notice to the Borrower of the resignation of the Agent and the appointment of a successor Agent).

  Section 13.8. Replacement of Agent Upon Assignment of Majority of
Commitment Percentage. If Agent assigns more than fifty percent of Agent's Commitment Percentage Interest listed on Schedule 1 as of the Closing Date (in accordance with the provisions of Section 12.2 hereunder) the Lenders can request the appointment of a Successor Agent, with the consent of the Borrower. If such Successor Agent is to be appointed under this Section 13.8, such Successor Agent and the process of electing it shall be governed by Section 13.6 regarding Successor Agents.

                           ARTICLE 14. MISCELLANEOUS

  Section 14.1. Notices. All notices and other communications made or required to be given pursuant to this Agreement shall be in writing and shall be mailed by United States mail, postage prepaid, or sent by hand, by telecopy or by nationally-recognized overnight carrier service, addressed as follows:

    (a) If to the Agent, at __________, with a copy to: Goodwin, Procter & Hoar LLP, Exchange Place, Boston, MA 02109, Telecopier No. 617-523-1231,
  Attention: Steven M. Ellis, P.C. or at such other address(es) or to the attention of such other Person(s) as the Agent shall from time to time designate in writing to the Borrower and the Lenders.

    (b) If to the Borrower, at Route 101A (730 Milford Road), Merrimack,
  NH 03054, Telecopier No. 603-423-2192, Attention: Mark Gavin, with a copy to Hale and Dorr LLP,

  60 State Street, Boston, MA 02109. Telecopier No. 617-526-5000, Attn: Jay Bothwick, Esquire, or at such other address(es) or to the attention of such other Person(s) as the Borrower shall from time to time designate in writing to the Agent and the Lenders.

    (c) If to any Lender, at the address(es) and to the attention of the Person(s) specified below such Lender's name on the execution page of this Agreement (or in the case of a Successor Lender, at the address(es) and to the attention of the Person(s) specified in the Assignment and Acceptance Agreement executed by such Successor Lender), or at such other address(es) and to the attention of such other Person(s) as any Lender shall from time to time designate in writing to the Agent and the Borrower.

  Any notice so addressed and mailed by registered or certified mail shall be deemed to have been given when mailed. Any notice so addressed and sent by hand, by telecopy or by overnight carrier service shall be deemed to have been given when received.

  A notice from the Agent stating that it has been given on behalf of the Lenders shall be relied upon by the Borrower as having been given by the Lenders.

  Section 14.2. Merger. This Agreement and the other Lender Agreements and documents contemplated hereby constitute the entire agreement of the Borrower and the Agent and the Lenders and express their entire understanding with respect to credit advanced or to be advanced by the Lenders to the Borrower.

  Section 14.3. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed and enforced under the laws of The Commonwealth of Massachusetts. The Borrower and each Subsidiary hereby irrevocably submits itself to the non-exclusive jurisdiction of the courts of The Commonwealth of Massachusetts and to the non-exclusive jurisdiction of any Federal court of the United States located in the District of Massachusetts for the purpose of any suit, action or other proceeding arising out of this Agreement or any other Lender Agreement or any of the transactions contemplated hereby or thereby.

  Section 14.4. Counterparts. This Agreement and all amendments to this Agreement may be executed in several counterparts, each of which shall be an original. The several counterparts shall constitute a single Agreement.

  Section 14.5. Expenses and Indemnification.

    (a) The Borrower agrees to pay, on demand, all of the Agent's reasonable expenses in preparing, executing, delivering and administering this Agreement, the Lender Agreements and all related instruments and documents, including, without limitation, the reasonable fees and out-of-pocket expenses of the Agent's special counsel, Goodwin, Procter & Hoar LLP, and, absent the existence of a default, up to an amount of $1,500 annually, the Agent's and Lenders' expenses in connection with periodic audits of the Borrower. The Borrower also agrees to pay, on demand, all reasonable out-of-pocket expenses incurred by the Agent and the Lenders, including, without limitation, reasonable legal and accounting fees, in connection with the collection of amounts due hereunder and under all other Lender Agreements upon the occurrence of an Event of Default hereunder, the revision, protection or enforcement of any of the Agent's or the Lenders' rights against the Borrower under this Agreement, the Notes and all other Lender Agreements and the administration of special problems that may arise under this Agreement or any other Lender Agreement. The Borrower also agrees to pay all stamp and other taxes in connection with the execution and delivery of this Agreement and related instruments and documents.

    (b) Without limitation of any other obligation or liability of the Borrower or right or remedy of the Agent or the Lenders contained herein, the Borrower hereby covenants and agrees to indemnify and hold the Agent, the Lenders, and the directors, officers, subsidiaries, shareholders, agents, affiliates and Persons controlling the Agent and the Lenders, harmless from and against any and all damages, losses, settlement payments, obligations, liabilities, claims, including, without limitation, claims for finder's or broker's fees, actions or causes of action, and reasonable costs and expenses incurred, suffered, sustained or required to be paid by any such indemnified party in each case by reason of or resulting from any claim relating to the transactions contemplated hereby, other than any such claims which are determined by a final, non-appealable judgment or order of a court of competent jurisdiction to be the result of the gross negligence or willful misconduct of such indemnified party. Promptly upon receipt by any indemnified party hereunder of notice of the commencement of any action against such indemnified party for which a claim is to be made against the Borrower hereunder, such indemnified party shall notify the Borrower in writing of the commencement thereof, although the failure to provide such notice shall not affect the indemnification rights of any such indemnified party hereunder. The Borrower shall have the right, at its option upon notice to the indemnified parties, to defend any such matter at its own expense and with its own counsel, except as provided below, which counsel must be reasonably acceptable to the indemnified parties. The indemnified party shall cooperate with the Borrower in the defense of such matter. The indemnified party shall have the right to employ separate counsel and to participate in the defense of such matter at its own expense. In the event that (a) the employment of separate counsel by an indemnified party has been authorized in writing by the Borrower, (b) the Borrower has failed to assume the defense of such matter within fifteen (15) days of notice thereof from the indemnified party, or (c) the named parties to any such action (including impleaded parties) include any indemnified party who has been advised by counsel that there may be one or more legal defenses available to it or prospective bases for liability against it, which are different from those available to or against the Borrower, then the Borrower shall not have the right to assume the defense of such matter with respect to such indemnified party. The Borrower shall not compromise or settle any such matter against an indemnified party without the written consent of the indemnified party, which consent may not be unreasonably withheld or delayed.

  Section 14.6. Confidentiality. The Agent and the Lenders agree to use commercially reasonable efforts to keep in confidence all financial data and other information relative to the affairs of the Borrower and its Subsidiaries heretofore furnished or which may hereafter be furnished to them pursuant to the provisions of this Agreement; provided, however, that this Section 14.6 shall not be applicable to information otherwise disseminated to the public by the Borrower or any of its Affiliates; and provided further, however, that such obligation of the Agent and the Lenders shall be subject to the Agent's or the Lenders', as the case may be, (a) obligation to disclose such information pursuant to a request or order under applicable laws and regulations or pursuant to a subpoena or other legal process, (b) right to disclose any such information to bank examiners, affiliates, auditors, accountants and counsel who agree to keep such information confidential, and (c) right to disclose any such information (i) in connection with the transactions set forth herein including assignments or the sale of participation interests pursuant to Article 12, so long as such potential assignees or participants shall agree in writing to be bound by the terms of this Section 14.6, or (ii) in connection with any litigation or dispute involving the Agent or any transfer or other disposition by the Agent or the Lenders, as the case may be, of any of the Lender Obligations; provided that information disclosed pursuant to this provision shall be so disclosed subject to such procedures as are reasonably calculated to maintain the confidentiality thereof.

  Section 14.7. WAIVER OF JURY TRIAL. THE AGENT, THE LENDERS AND THE BORROWER AGREE THAT NONE OF THEM NOR ANY ASSIGNEE OR SUCCESSOR SHALL (A) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER ACTION BASED UPON OR ARISING OUT OF, THIS AGREEMENT, NOTES, ANY LENDER AGREEMENT, ANY RELATED INSTRUMENTS, ANY COLLATERAL OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG ANY OF THEM, OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY EACH OF THE AGENT, THE LENDERS AND THE BORROWER WITH THEIR RESPECTIVE COUNSEL, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NONE OF THE AGENT, THE LENDERS OR THE BORROWER HAS AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

  IN WITNESS WHEREOF, the Borrower, the Agent and the Lenders have caused this Credit Agreement to be executed by their duly authorized officers as of the date set forth above.

                  PC CONNECTION, INC. (fka PC HoldCo, Inc.)


                  By:
                        ---------------------------------
                  Name:
                  Title:


                  CITIZENS BANK OF MASSACHUSETTS, as Agent


                  By:
                        ---------------------------------
                  Name:
                  Title:


                  CITIZENS BANK OF MASSACHUSETTS, as Lender


                  By:
                        ---------------------------------
                  Name:
                  Title:

                  100 Summer Street
                  13th Floor
                  Boston, MA 02110
                  Telecopier No:
                  Attention:

                  CITIZENS BANK NEW HAMPSHIRE


                  By:
                        ---------------------------------
                  Name:
                  Title:

                  875 Elm Street
                  Manchester, NH 03101
                  Telecopier No:
                  Attention:

                  FLEET BANK - NH


                  By:
                        ---------------------------------
                  Name:
                  Title:

                  1155 Elm Street
                  Manchester, NH 03101
                  Telecopier No:
                  Attention:

SCHEDULE 1

   Commitment Percentages


                                        Commitment            Commitment
 Lender                                 Percentage            Amount
                                        -------------------   -----------
Citizens Bank of
Massachusetts                           50.00%                $25,000,000

Citizens Bank New Hampshire             20.00%                $10,000,000

Fleet Bank - NH                         30.00%                $15,000,000

  TOTALS                                100.00%               $50,000,000

                                  SCHEDULE 2


   Ratio of Consolidated         Applicable    Applicable LIBOR
      Senior Debt to             Prime Rate    Rate
    Consolidated EBITDA          Margin        Margin
                                 ----------    ----------------
Greater than or equal to 2.0x             0%               2.00%

Greater than or equal to 1.5x
but less than 2.0x                    (0.25%)              1.75%

Greater than or equal to 1.0x
but less than 1.5x                    (0.50%)              1.50%

Greater than or equal to 0.5x
but less than 1.0x                    (0.75%)              1.25%

Less than 0.5x                        (1.00%)              1.00%


  The ratio of Consolidated Senior Debt to Consolidated EBITDA shall be determined by taking the daily average Consolidated Senior Debt at the end of each fiscal quarter and dividing it by historical rolling twelve-month Consolidated EBITDA. The initial ratio of Consolidated Senior Debt to Consolidated EBITDA (the "Ratio") shall be deemed to be less than 0.5x; thereafter the Ratio shall be determined three (3) Business Days after the date on which the Agent receives financial statements pursuant to Sections 6.1(b) and
6.2 and a certificate from the Chief Financial Officer of the Borrower demonstrating the Ratio. If the Borrower has not submitted to the Agent the information described above as and when required under Sections 6.1(b) and 6.2, as the case may be, the Applicable Margin shall be determined by the Agent in its discretion for so long as such information has not been received by the Agent. The Applicable Margin shall be adjusted, if applicable, as of the first day of the month following the date of determination described in the two preceding sentences. In all circumstance, with respect to determination of the Applicable Margin, the Applicable Margin will be adjusted retroactively to the beginning of the applicable quarter.

                                   EXHIBIT A

                         FORM OF REVOLVING CREDIT NOTE


$______________                                      February 25, 2000
                         Boston, Massachusetts

  FOR VALUE RECEIVED, the undersigned, PC CONNECTION, INC., a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of _______ (the "Lender") the principal sum of _______________________________ DOLLARS
($____________) (or, if less, the aggregate unpaid principal amount of all Advances made by the Lender to the Borrower pursuant to the Credit Agreement as hereinafter defined), together with interest on the unpaid principal from time to time outstanding at the rate or rates and computed and payable at the times as described in the Credit Agreement. The entire balance of outstanding principal and accrued and unpaid interest shall be paid in full on the Credit Termination Date (as defined in the Credit Agreement).

  This note represents indebtedness for one or more Advances made by the Lender to the Borrower under the Credit Agreement dated as of February 25, 2000 (as the same may be amended, modified or supplemented from time to time, the "Credit Agreement") by and among the Borrower, the Lenders from time to time parties thereto, and Citizens Bank of Massachusetts, as Agent for the Lenders (the "Agent"). Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Credit Agreement.

  The Borrower shall have the right, at any time, to voluntarily prepay all or any part of the outstanding principal amount of this note subject to the provisions of the Credit Agreement. In addition to the payment of interest as provided above, the Borrower shall, on demand, pay interest on any overdue installments of principal and, to the extent permitted by applicable law, on overdue installments of interest at the rate set forth in the Credit Agreement.

  If any payment of principal or interest due hereunder is not made within ten (10) days of its due date, the Borrower will pay to the Agent for the account of the Lender, on demand, a late payment charge equal to the amount set forth in the Credit Agreement.

  The holder of this note is entitled to all the benefits and rights of a Lender under the Credit Agreement to which reference is hereby made for a statement of the terms and conditions under which the entire unpaid balance of this note, or any portion hereof, shall become immediately due and payable. Any capitalized term used in this note which is not otherwise expressly defined herein shall have the meaning ascribed thereto in the Credit Agreement.

  The Borrower hereby waives presentment, demand, notice, protest and other demands and notices in connection with the delivery, acceptance or enforcement of this note.

  No delay or omission on the part of the holder of this note in exercising any right hereunder shall operate as a waiver of such right or of any other right under this note, and a waiver, delay or omission on any one occasion shall not be construed as a bar to or waiver of any such right on any future occasion.

  The Borrower hereby agrees to pay on demand all reasonable costs and expenses, including, without limitation, reasonable attorneys' fees and legal expenses, incurred or paid by the holder of this note in enforcing this note on default.

  THE LENDER AND THE BORROWER AGREE THAT NEITHER OF THEM NOR ANY OF THEIR ASSIGNEES OR SUCCESSORS SHALL (A) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER ACTION BASED UPON OR ARISING OUT OF, THIS NOTE, THE CREDIT AGREEMENT, ANY LENDER AGREEMENT, ANY DOCUMENT, INSTRUMENT OR AGREEMENT EXECUTED IN CONNECTION WITH ANY OF THE FOREGOING, ANY COLLATERAL SECURING ALL OR ANY PART OF THE LENDER OBLIGATIONS OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG ANY OF THEM, OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY EACH OF THE LENDER AND THE BORROWER WITH THEIR RESPECTIVE COUNSEL, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER THE LENDER NOR THE BORROWER HAS AGREED WITH OR REPRESENTED TO THE OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

  This note shall be deemed to be under seal, and all rights and obligations hereunder shall be governed by the laws of The Commonwealth of Massachusetts (without giving effect to any conflicts of law provisions contained therein).

                  PC CONNECTION, INC.


                  By:
                        --------------------------------
                  Name:
                  Title:

                                   EXHIBIT B

                         FORM OF NOTICE OF BORROWING

                              PC CONNECTION, INC.
                              -------------  ---


Citizens Bank of Massachusetts, as Agent
_______________, Boston, MA 02101
Attention: ________________


  Re:  Credit Agreement Dated as of February 25, 2000 by and among PC
    Connection, Inc., the Lenders parties thereto, and Citizens Bank of Massachusetts, as Agent (the "Credit Agreement")

Ladies and Gentlemen:

  Pursuant to Section 2.2(a) of the Credit Agreement, the undersigned hereby requests that the Lenders make Advances to the Borrower in the aggregate amount of $________ on ____________, ____.

  The representations and warranties contained or referred to in Article 5 of the Credit Agreement are true and accurate on and as of the effective date of the requested Advances as though made at and as of such date (except as to representations and warranties made as of a certain date, which shall be true and correct as of such date, and except that the references in the Agreement to the 1998 Financial Statements are deemed to refer to the most recent annual financial statements furnished to the Agent and the Lenders pursuant to Section
6.2 of the Credit Agreement); and no Default has occurred and is continuing or will result from the requested Advances.

                  PC CONNECTION, INC.


                  By:
                          --------------------------------
                  Name:
                  Title:

                                   EXHIBIT C

                 FORM OF CERTIFICATE OF PERMITTED ACQUISITION

                              PC CONNECTION, INC.

                              -------------  ---


Citizens Bank of Massachusetts, as Agent
_______________, Boston, MA 02101
Attention: ________________


  Re:  Credit Agreement Dated as of February 25, 2000 by and among PC
    Connection, Inc., the Lenders parties thereto, and Citizens Bank of Massachusetts, as Agent (the "Credit Agreement)"

Ladies and Gentlemen:

  The undersigned intends to request, pursuant to Section 2.2(a) of the Credit Agreement, that the Lenders make Permitted Acquisition Advances to the Borrower in the aggregate amount of $________ on ____________, ____ and hereby represents and warrants that the requested Permitted Acquisition Advance will be used for the acquisition described in Schedule 1 hereto (including but not limited to name and location of company to be acquired) (the "Permitted Acquisition"). The Borrower hereby certifies that the Permitted Acquisition provides for (a) the acquisition of substantially all of the assets, shares or partnership interests of a Person, (b) such Person is in a substantially similar or related line of business as the Borrower, (c) the ratio of total consideration paid for such property to the fair market value of such property is comparable to recent industry transactions, and such determination has been confirmed by the Agent, (d) such Person has positive EBITDA for the twelve months of operations prior to this acquisition, (e) immediately subsequent to the acquisition, the Borrower will be in compliance with all terms of the Lender Agreements, and (f) after giving effect to the acquisition, the ratio of Consolidated Senior Debt to EBITDA will not exceed 2.5 to 1. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Credit Agreement.

                  PC CONNECTION, INC.


                  By:
                         --------------------------------
                  Name:
                  Title:

            Schedule 1 to the Certificate of Permitted Acquisition

                                   EXHIBIT D

                        FORM OF COMPLIANCE CERTIFICATE

                              PC CONNECTION, INC.

                              -------------  ----


Citizens Bank of Massachusetts, as Agent
_______________, Boston, MA 02101
Attention: ________________


  Re: Credit Agreement Dated as of February 25, 2000 by and among PC Connection, Inc., the Lenders parties thereto, and Citizens Bank of Massachusetts, as Agent (the "Credit Agreement")

Ladies and Gentlemen:

  Pursuant to the provisions of Section 6.1 or 6.2 of the Credit Agreement, the undersigned hereby certifies on behalf of the Borrower as follows:

     (A)                                                                             Advances...........................  $_________

     (B)                                                                             Letter of Credit Outstandings......  $_________

     (C)                                                                             Maximum Credit Amount..............  $_________

     (D)                                                                             Amount available for Advances under
                                                                                     the Credit Agreement
               (line C minus the sum of line A plus line B)........................  $_________

     (E)                                                                             Letter of Credit Limit.............  $5,000,000

     (F)      Amount available for Letter of Credit Requests
       (lesser of line D or sum of line E minus line B).......................                                            $_________

  (G) (1) The representations and warranties made by or on behalf of the Borrower in the Credit Agreement and in all other Lender
       Agreements are true and correct in all material respects on and as of the date hereof, with the same effect as if made at and as of the date hereof (except as to representations and warranties made as of a certain date, which shall be true and correct only as of such date, except as to transactions permitted under the terms of the Credit Agreement, and except that the references in the Agreement to the 1998 Financial Statements are deemed to refer to the most recent annual financial statements furnished to the Agent and the Lenders pursuant to Section 6.2 of the Credit Agreement);

    (2)since the end of the last fiscal year, neither the business nor assets, nor the condition, financial or otherwise, of the Borrower has been subject to any Material Adverse Effect;

    (3)except as set forth in the certificates attached hereto and except as heretofore disclosed to the Agent in a previous Compliance Certificate, there has been no change (i) in the charter documents or By-Laws of the Borrower heretofore certified to the Agent or (ii) in the incumbency of the officers of the Borrower whose signatures have heretofore been certified to the Agent;

    (4)the financial statements attached hereto as Schedule 1 are in compliance with the applicable provisions of Section 6.1 or 6.2 of the Credit Agreement, as the case may be;

    (5)the undersigned has caused the provisions of the Credit Agreement to be reviewed and, as of the date hereof, there is no Default thereunder, and no condition which, with the passage of time or giving of notice or both, would constitute a Default thereunder, other than as set forth on Schedule 2 attached hereto.

  (I) Attached hereto as Schedule 3 are calculations demonstrating that, based upon the consolidated financial statements of the Borrower attached hereto as Schedule 1, the Borrower is in compliance with all financial restrictions set forth in the Credit Agreement.

  Terms defined in the Credit Agreement and not otherwise expressly defined herein are used herein with the meanings so defined in the Credit Agreement.

  In witness whereof, the undersigned has caused an authorized officer to execute this Certificate on this _____ day of ____________, ____.

                  PC CONNECTION, INC.


                  By:
                         --------------------------------
                  Name:
                  Title:*

----------
* Must be signed by the chief executive officer or chief financial officer of the Borrower.

                                  SCHEDULE 1
                           to Compliance Certificate



  The financial statements attached to this Schedule are submitted in compliance with the following section of the Credit Agreement (check one):



          [   ]  Section 6.1
          [   ]  Section 6.2

                                  SCHEDULE 2
                           to Compliance Certificate

                         Defaults - Action Being Taken

                                  SCHEDULE 3
                           to Compliance Certificate

For purposes of computing the ratios and limitations comprising the financial restrictions that follow, terms that are capitalized and not defined herein will be given the meanings ascribed to such terms in the Credit Agreement.

  A.  Consolidated Net Worth
      (a)                                                                      Consolidated total assets                    $_______
      (b)                                                                      Consolidated total liabilities               $_______
      (c)                                                                      line (a) - line (b)                          $_______
      (d)                                                                      Minimum Consolidated Net Worth required in

      Credit Agreement                                         $_______

B.  Minimum Consolidated Net Income                            $_______
  (a)  Consolidated Net Income for last four consecutive
      quarters                                                 $_______
  (b)  Minimum Consolidated Net Income required in
      Credit Agreement                                         $_______

C.  Amount of Inventory Financing
  (a)   Reported amount of inventory and equipment financed under
     inventory and equipment finance agreements in prior
     Compliance Certificate                                      $_______
   (b)  Amount of inventory and equipment financed under finance agreements as of the date of the financing statements
     attached to Schedule 1 hereto                               $_______

                                   EXHIBIT E

                         FORM OF LIBOR PRICING NOTICE

                              PC CONNECTION, INC.
                            ---------------- ----

Citizens Bank of Massachusetts, as Agent
_______________, Boston, MA 02101
Attention: ________________


Re: Credit Agreement Dated as of February 25, 2000 by and among PC Connection, Inc., the Lenders parties thereto, and Citizens Bank of Massachusetts, as Agent (the "Credit Agreement")

Ladies and Gentlemen:

  Pursuant to Section 2.4 of the Agreement, the undersigned hereby confirms its request made on _______________, for a LIBOR Rate Loan in the amount of $__________ comprising [all or a portion] of the outstanding Advances, effective
__________.

  The Interest Period applicable to said LIBOR Rate Loan will be
[one][two][three][four][six] months.

  Said LIBOR Rate Loan represents a [conversion/continuation] of the [Prime] [LIBOR] Rate Loan in the same amount made on __________.

                  PC CONNECTION, INC.


                  By:
                        --------------------------------
                  Name:
                  Title:

                               HALE AND DORR LLP
                              COUNSELLORS AT LAW



                               www.haledorr.com
                 60 STATE STREETo BOSTON, MASSACHUSETTS 02109
                        617-526-6000o FAX 617-526-5000


                                   EXHIBIT F

                     FORM OF OPINION OF BORROWER'S COUNSEL

February 25, 2000


To the Banks party to the Credit
Agreement referred to below,
Citizens Bank of Massachusetts, as
Administrative Agent for such
Banks

PC Connection, Inc.

Ladies and Gentlemen:

  This opinion is furnished to you pursuant to Section 3.1 of the Amended and Restated Credit Agreement dated as of February 25, 2000 (the "Credit Agreement"), among PC Connection, Inc. (fka PC Holdco, Inc.) a Delaware corporation ( the "Borrower"), the lenders party thereto (the "Banks"), and Citizens Bank of Massachusetts, as Administrative Agent for such Banks (the "Agent"). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Credit Agreement.

  We have acted as counsel to (i) the Borrower, and (ii) PC Connection Sales Corp., a Delaware corporation, Merrimack Services Corp., a Delaware corporation, ComTeq Federal, Inc., a Maryland corporation ("ComTeq"), each a wholly owned subsidiary of the Borrower and for PC Connection Sales of Massachusetts, Inc., a wholly owned subsidiary of PC Connection Sales Corp. (collectively, the "Subsidiaries") in connection with the preparation, execution and delivery of the Credit Agreement and the other Credit Documents (as defined below).

  In rendering the opinions expressed below, we have examined:

    (a) the Credit Agreement;

    (b) the Notes in favor of each of the Banks;



             Hale and Dorr LLP Includes Professional Corporations
                    * an independent joint venture law firm


BOSTON                                                  WASHINGTON, DC NEW YORK

    (c) the Guaranty executed by each of the Subsidiaries in favor of the Agent on behalf of the Banks (the "Subsidiary Guaranty");

    (d) the respective Certificate of Incorporation or Articles of Incorporation of each of the Borrower and the Subsidiaries (as the case may be), as in effect on the date hereof (collectively, the "Certificates of Incorporation");

    (e) the By-laws of each of the Borrower and the Subsidiaries (as the case may be) each as in effect on the date hereof, provided to us by the Borrower and the Subsidiaries (together, the "By-Laws");

    (f) certified copies of resolutions of the boards of directors of each of the Borrower and the Subsidiaries (as the case may be) approving the transactions contemplated by such entities in connection with the Credit Agreement (the "Authorizing Resolutions");

    (g) authorization, incumbency and signature certificates as to the officers of each of the Borrower and the Subsidiaries;

    (h) certificates of legal existence and corporate good standing for each of the Borrower and the Subsidiaries, as listed on Schedule I;

    (i) certificates of authorization to transact business as a foreign corporation of each of the Borrower and the Subsidiaries, as listed on
  Schedule I;

    (j) an Officers' Certificate of the President and Chief Operating Officer of the Borrower, and the President and chief accounting officer of each of the Subsidiaries of even date herewith (the "Officers'
  Certificate"), a copy of which is attached hereto as Exhibit B; and

    (k) such other documents, instruments and certificates (including, but not limited to, certificates of public officials and officers of the Borrower) as we have considered necessary for purposes of this opinion.

The documents listed in lettered clauses (a)-(c) are referred to collectively herein as the "Credit Documents".

  In our examination of the documents described above, we have assumed the genuineness of all signatures, the capacity, power and authority of all parties (other than the Borrower and the Subsidiaries) to execute and deliver all applicable documents, the legal capacity of all individual signatories, the authenticity of all documents submitted to us as originals, the conformity to original documents of all copies of document submitted to us , and the authenticity of the originals of such latter documents.

  Insofar as this opinion relates to factual information which is in the possession of the Borrower or the Subsidiaries, we have relied exclusively upon the representations of the Borrower and the Subsidiaries contained in the Credit Documents and the Officers' Certificate. Although we have not conducted any independent investigation of the factual matters, nothing has come to our attention leading us to question the accuracy of such matters.

  Any reference to "our knowledge" or "knowledge" or any variation thereof shall mean the conscious awareness of the attorneys in this firm who have rendered substantive attention to this transaction of the existence or absence of any facts which would contradict our opinions and statements set forth herein. We have not undertaken any independent investigation to determine the existence or absence of the factual information referred to in the first sentence hereof, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Borrower and the Subsidiaries. Without limiting the foregoing, with respect to our opinions in paragraphs 5(c) and 7 below, we have not conducted a search of the dockets of any court or administrative or other regulatory agency.

  We have assumed that the Agent and each Bank and each of the other parties to the Credit Documents (other than the Borrower and the Subsidiaries) has the power and authority and has taken the corporate action necessary to execute and deliver the Credit Documents to which it is a party, and that no consent, approval, authorization, declaration or filing by or with any governmental commission, board or agency is required for the valid execution and delivery of such documents by such parties (other than the Borrower and the Subsidiaries). We have assumed the due execution and delivery by each Bank and each of the other parties to the Credit Documents (other than the Borrower and the Subsidiaries) of each of the Credit Documents to which it is a party, and that such Credit Documents constitute their valid and binding obligations enforceable against it in accordance with their terms.

  We express no opinion herein with respect to the laws of any state or jurisdiction other than the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware, the federal laws of the United States of America and (solely with respect to the opinions in (i) paragraph 2 below to the extent of our statements regarding ComTeq Federal, Inc.'s corporate power and authority to own, operate and lease its properties and assets and to carry on its business as it is now being conducted and (ii) paragraph 3 below to the extent applicable to ComTeq Federal, Inc.) the Corporations and Associations Article of the Annotated Code of Maryland. To the extent that the laws of any other jurisdiction govern any of the matters as to which we are opining herein, we have assumed that such laws are identical to the state laws of the Commonwealth of Massachusetts, and we are expressing no opinion herein as to whether such assumption is reasonable or correct.

  For purposes of our opinions in paragraph 4 insofar as they relate to the enforceability of the Subsidiary Guaranty executed and delivered by the Subsidiaries, we have assumed that each Subsidiary has received reasonably equivalent value and fair consideration in exchange for their respective undertakings under the Subsidiary Guaranty. With respect to the opinions expressed in paragraph 4 below for each of the Subsidiaries, we have assumed that the execution and delivery of such Subsidiary Guaranty by such entity is necessary or convenient to the conduct, promotion or attainment of the business of such Subsidiary under Delaware Corporation Law ss. 122(13).

  The opinions expressed in paragraphs 1 and 2 below, insofar as they relate to the due organization, valid existence and corporate good standing of each of the Borrower and the Subsidiaries in Delaware, are based solely upon the certificates referred to in clause (h) above, are rendered as of the respective dates of such certificates and are limited accordingly. Our opinions expressed in paragraphs 1 and 2 below, insofar as they relate to the qualification to transact business as a foreign corporation of the Borrower and the Subsidiaries are based solely upon the certificates referred to in clause (i) above, are rendered as of the respective dates of such certificates and are limited accordingly.

  We express no opinion as to the enforceability of any right to set-off against any deposit account of the Borrower or any Subsidiary to the extent that
(a) the funds on deposit in said accounts have been accepted by the Agent or any Bank with an intent to apply such funds to a preexisting claim rather than to hold such funds subject to withdrawals in the ordinary course, (b) the set-off is directed against checks held by the Agent or any Bank for collection only and not for deposit, (c) the funds on deposit in said accounts are in any manner special accounts which, by the express terms on which they are created are made subject to the rights of a third party, or (d) the obligations against which any deposit account is set-off are not due and payable.

  Our opinions below are qualified to the extent that the validity or enforceability of the documents referred to or of any of the rights granted to any party pursuant thereto may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or similar laws affecting the rights of creditors generally, (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing, and (iii) duties and standards imposed generally on creditors and parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing. Furthermore, we express no opinion as to the availability of any equitable or specific remedy upon any breach of any of the agreements as to which we are opining herein or any of the agreements, documents or obligations referred to therein, as the availability of such remedies may be subject to the discretion of a court. We express no opinion as to the enforceability of a waiver of rights granted by the Constitution of the United States of America, or any state thereof, or the vesting of jurisdiction in, or the consent to the exercise of jurisdiction by, any court. We have assumed for the purposes of our opinions that the Agent and each Bank is subject to control, regulation or examination by a state or federal regulatory agency.

  Based upon and subject to the foregoing, and further subject to the qualifications set forth below, it is our opinion that:

The Borrower is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own, operate or lease its properties and assets (as such property and assets are known to us) and to carry on its business as, to our knowledge, it is now being conducted. The Borrower is qualified to transact business as a foreign corporation in New Hampshire and Ohio.

Each of the Subsidiaries (other than ComTeq Federal, Inc.) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own, operate or lease its properties and assets (as such property and assets are known to us) and to carry on its business as, to our knowledge, it is now being conducted. PC Connection Sales Corp. is qualified to transact business as a foreign corporation in the Commonwealth of Massachusetts. ComTeq Federal, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, with all requisite corporate power and authority to own, operate or lease its properties and assets (as such property and assets are known to us) and to carry on its business as, to our knowledge, it is now being conducted.

Each of the Borrower and the Subsidiaries has full corporate power and authority to execute, deliver and perform each of the Credit Documents to which it is a party. All necessary corporate action on the part of each of the Borrower and the Subsidiaries required to be taken by law and by their respective Certificates of Incorporation or Articles of Incorporation and By-laws to authorize the execution and delivery by each of them of each of the Credit Documents to which it is a party and the performance of its obligations thereunder, has been taken.

Each of the Credit Documents to which the Borrower or the Subsidiaries is a party has been duly executed and delivered by the Borrower or the Subsidiaries party thereto, as the case may be, constitutes a valid and binding obligation of the Borrower or the Subsidiaries party thereto, as the case may be, and is enforceable against the Borrower or the Subsidiaries party thereto, as the case may be, in accordance with its respective terms.

The execution and delivery by the Borrower and the Subsidiaries of each of the Credit Documents to which it is a party, the performance by each of the Borrower and the Subsidiaries of the respective terms and provisions thereof, and the consummation of the transactions contemplated by the Credit Documents will not violate, conflict with, result in a breach or termination of, or a default under (or an event which, with or without due notice or lapse of time, or both, would constitute a default under) or accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of any of the Borrower or the Subsidiaries under any of the terms, conditions or provisions of: (a) their respective Certificates of Incorporation or Articles of Incorporation or By-laws; (b) any laws applicable to any of the Borrower or the Subsidiaries; (c) to our knowledge, any judgment, order, decree, ruling or injunction issued in the United States of America specifically naming any of the Borrower or the Subsidiaries of any court or governmental authority; or (d) any agreement, contract, instrument or other document listed on Exhibit A hereto.

No authorization, approval or consent of, and no filing or registration with, any governmental or regulatory authority or agency of the United States of America, the Commonwealth of Massachusetts, is required on the part of the Borrower or Subsidiaries for the execution, delivery or performance by any of the Borrower or the Subsidiaries of the Credit Documents.

To our knowledge there are no private or governmental litigation matters or proceedings or investigations pending against the Borrower or any Subsidiary.

  The foregoing opinions are subject to the following comments and qualifications:

    A. The enforceability of provisions in the Credit Documents, to the effect that terms may not be waived or modified except in writing, may be limited under certain circumstances.

    B. We express no opinion as to the enforceability of sections of the Credit Documents concerning evidentiary standards applicable to your notes and records.

  This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

  Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. A copy of this opinion may be delivered to each Person that may become a Bank under the Credit Agreement, and each such Person may rely on this opinion as if it were addressed to it and had been delivered to it on the date hereof. Subject to the foregoing, this opinion is solely for your benefit, and the benefit of your counsel, in connection with the consummation of the transactions contemplated by the Credit Agreement, and may not be quoted or relied upon by any other person for any purpose or used by you or your counsel for any other purpose, without our prior written consent.



                     Very truly yours,



                     HALE AND DORR LLP

        SCHEDULE I [to Borrower's Counsel's Opinion]

       (Good Standing/Foreign Qualification Certificates)


A.   PC Connection, Inc. (fka PC Holdco, Inc.) ("Parent")

  1) Certificate of Legal Existence and Good Standing of Parent dated February 18, 2000 issued by the Secretary of State of the State of Delaware.

  2) Certificate of Qualification As A Foreign Corporation Doing Business of Parent dated February 18, 2000 issued by the Secretary of State of the State of New Hampshire.

  3) Certificate of Qualification As A Foreign Corporation Doing Business of Parent dated February 18, 2000 issued by the Secretary of State of the State of Ohio.

B.   PC Connection Sales Corp. (fka PC Connection, Inc.) ("Sales")

  1) Certificate of Legal Existence and Good Standing of Sales dated February 18, 2000 issued by the Secretary of State of the State of Delaware.

  2) Certificate of Qualification As A Foreign Corporation Doing Business of Sales dated February 18, 2000 issued by the Secretary of State of the Commonwealth of Massachusetts.

C.   PC Connection Sales of Massachusetts, Inc. ("Massachusetts")

  1) Certificate of Legal Existence and Good Standing of Massachusetts dated February 18, 2000 issued by the Secretary of State of the Sate of Delaware.

D.   Merrimack Services Corp. ("Merrimack")

  1) Certificate of Legal Existence and Good Standing of Merrimack dated February 18, 2000 issued by the Secretary of State of the State of Delaware.

E.   ComTeq Federal, Inc. ("Comteq")

  1) Certificate of Legal Existence and Good Standing of Comteq dated February 18, 2000 issued by the Secretary of State of the State of Maryland.

  2) Certificate of Qualification As A Foreign Corporation Doing Business of Comteq dated February 18, 2000 issued by the Superintendent of Corporations for the Government of the District of Columbia.

  3) Certificate of Qualification As A Foreign Corporation Doing Business of Comteq dated February 17, 2000 issued by the Secretary of State of the Commonwealth of Virginia.

                  EXHIBIT A [to Borrower's Counsel's Opinion]


1. Lease between PC Connection, Inc. and Miller-Valentine Partners, dated September 24, 1990, as amended, for property located at 2870 Old State Route 73, Wilmington, Ohio. Miller-Valentine Partners assigned this lease to EWE Warehouse Investments V Ltd. on August 6, 1999.

2. Lease between PC Connection, Inc. and Gallup & Hall partnership, dated May 1, 1997, for property located at 442 Marlboro Street, Keene, New Hampshire.

3. Lease between PC Connection, Inc. and Gallup & Hall partnership, dated June 1, 1987, as amended, for property located in Marlow, New Hampshire.

4. Lease between PC Connection, Inc. and Gallup & Hall partnership, dated July 22, 1998, for property located at 450 Marlboro Street, Keene, New Hampshire.

5. Lease between PC Connection, Inc. and Century Park, LLC, dated October 1, 1997 for property located at Route 111, Hudson, New Hampshire.

6. Amended and Restated Lease between PC Connection, Inc. and G&H Post, LLC, dated December 29, 1997 for property located at Route 101A, Merrimack, New Hampshire.

7. Sublease between PC Connection, Inc. and ABX Air Inc., dated June 7, 1995, for property located at 2870 Old State Route 73, Wilmington, Ohio.

8. Letter Agreement between PC Connection, Inc. and Airborne Freight Corporation D/B/A "Airborne Express," dated April 30, 1990, as amended.

9. Agreement between PC Connection, Inc. and Ingram Micro, Inc., dated October 30, 1997, as amended.

10. Form of Registration Rights Agreement among PC Connection, Inc., Patricia Gallup, David Hall and the 1998 PC Connection Voting Trust.

11. Amendment No. 1 to Amended and Restated Lease between PC Connection, Inc. and G&H Post, LLC, dated December 29, 1998 for property located at Route 101A, Merrimack, New Hampshire.

12. Lease between PC Connection, Inc. and Dover Mills, LLC, dated August 1, 1998 for property located at Cocheco Falls Millworks, Dover, New Hampshire.

13. Amended Lease Agreement between PC Connection, Inc. and Dover Mills, LLC dated August 1, 1998.

14. Lease Assignment between to PC Connection, Inc., MicroWarehouse, Inc. (leasee) and EWE Warehouse Investments V, Ltd. (leasor), dated December 13, 1999, for property located at 2935 Old State Road, Route 73, Wilmington, Ohio.

15. Lease between PC Connection, Inc. and The Hillsborough Group, dated January 5, 2000, for property located at 706 Route 101A, Merrimack, New Hampshire.

16. Lease Assignment between PC Connection, Inc. and Merisel Americas, Inc. (leasee) and Bronx II, LLC (leasor), dated January 4, 2000, for property located at 293 Boston Post Road, Marlborough, Massachusetts.

17. Lease Assignment between PC Connection, Inc. and PC Connection Sales of Massachusetts, Inc., dated January 5, 2000, for property located at 293 Boston Post Road, Marlborough, Massachusetts.

18. Agreement for Inventory Financing, dated August 17, 1999, as amended (including an Amendment to Agreement for Inventory Financing, dated February 25,
2000), between PC Connection Sales Corp. and IBM Credit Corporation.

19. Agreement for Wholesale Financing (Security Interest), dated October 12, 1993, as amended (including an Amendment to Agreement for Wholesale Financing, dated February 25, 2000), between ComTeq Federal, Inc. and IBM Credit Corporation.

20. Guaranty by the Subsidiaries (other than ComTeq Federal, Inc.), dated February 25, 2000, in favor of IBM Credit Corporation.

21. Guaranty by the Subsidiaries (other than PC Connection Sales Corp.), dated February 25, 2000, in favor of IBM Credit Corporation.

22. Agreement for Wholesale Financing, dated March 25, 1998, as amended (including an Amendment to Agreement for Wholesale Financing, dated February 25,
2000), between PC Connection Sales Corp. and Duetsche Financial Services Corporation.

23. Agreement for Wholesale Financing (Unsecured - Negative Covenant), dated February 25, 2000, between ComTeq Federal, Inc. and Duetsche Financial Services Corporation.

24. Guaranties, dated February 25, by PC Connection, Inc. in favor of Duetsche Financial Services Corporation.

                  EXHIBIT B [to Borrower's Counsel's Opinion]


                              PC CONNECTION, INC.

                             Officers' Certificate


  Each of Wayne L. Wilson, in his capacity as President and Chief Operating Officer of PC Connection, Inc., a Delaware corporation (the "Company") and President of Merrimack Services Corp., a Delaware corporation ("Merrimack"); Mark A. Gavin, Vice President and Chief Financial Officer of the Company and Chief Financial Officer of Merrimack; Robert F. Wilkins, President and Treasurer of PC Connection Sales Corp., a Delaware corporation ("Sales") and President and Treasurer of PC Connection Sales of Massachusetts, Inc. ("Massachusetts"); and Gary Sorkin, President and Treasurer of ComTeq Federal, Inc., a Maryland corporation ("ComTeq", and together with Merrimack, Sales and Massachusetts, the "Subsidiaries"), hereby certifies to Hale and Dorr LLP ("Hale and Dorr") on behalf of the Company and the Subsidiaries that:

1. All shares of capital stock of the Company issued by the Company to date were issued originally for consideration of money paid or tangible or intangible property received or services rendered or a combination thereof, as approved or ratified by the Board of Directors of the Company in authorizing such issuances, and such authorized consideration was in each case received by the Company.

2. All shares of capital stock of the Subsidiaries issued by the Subsidiaries to date were issued originally for consideration of money paid or tangible or intangible property received or services rendered or a combination thereof, as approved or ratified by the Board of Directors of the Subsidiaries in authorizing such issuances, and such authorized consideration was in each case received by the Subsidiaries.

3. The Company owns of record and beneficially all of the outstanding shares of capital stock of the Subsidiaries.

4. The outstanding shares of capital stock of the Subsidiaries are owned free and clear of all liens, encumbrances, equities and claims, and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of capital stock of or ownership interests in the Subsidiaries are outstanding.

5. He does not know of any private or governmental litigation matters or proceedings or investigations pending against the Company or any of the Subsidiaries.

6. Other than Ms. Patricia Gallup and Mr. David Hall, the Company is not aware of any entity or person which beneficially owns 25% or more of the Company's outstanding voting securities.

7. The execution and delivery by the Company and its Subsidiaries of each of the Credit Documents to which it is a party, the performance by each of the Company and its Subsidiaries of the respective terms and provisions thereof, and the consummation of the transactions contemplated by the Credit Documents will not violate, conflict with, result in a breach or termination of, or a default under (or an event which, with or without due notice or lapse of time, or both, would constitute a default under) or accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of any of the Company or its Subsidiaries under any of the terms, conditions or provisions of: (a) their respective Certificates of Incorporation or Articles of Incorporation or By-laws; (b) any laws applicable to any of the Company or its Subsidiaries; (c) to our knowledge, any judgment, order, decree, ruling or injunction issued in the United States of America specifically naming any of the Company or its Subsidiaries of any court or governmental authority; or (d) any agreement, contract, instrument or other document listed on Exhibit A to Hale and Dorr's legal opinion dated the date hereof.

8. The Exhibit A attached to Hale and Dorr's legal opinion is a list of all of the material contracts, agreements, instruments or other documents of the Company and its Subsidiaries (other than the Credit Documents).

  This certificate is given to Hale and Dorr in connection with Hale and Dorr's delivery of certain legal opinions dated as of the date hereof in connection with the transactions described in the Amended and Restated Credit Agreement dated as of February ___, 2000 among the Company, the lenders party thereto and Citizens Bank of Massachusetts, as Administrative Agent (the "Credit Agreement"). This certificate may be relied upon by Hale and Dorr for purposes of such opinions. All capitalized terms used and not otherwise defined in this certificate shall have the meanings ascribed to them in the Credit Agreement.

                                   EXHIBIT H

                  FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT


  Assignment and Acceptance Agreement dated as of _______, _____, by and between __________ (the "Assignor") and __________ (the "Successor Lender").

  WHEREAS, the Assignor is one of the Lenders party to the Credit Agreement referred to below; and

  WHEREAS, the Assignor desires to sell and the Successor Lender desires to purchase, all or a portion of the outstanding loans, advances of credit and commitments of Assignor under the Credit Agreement and the other documents, instruments and agreements related thereto.

  NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the parties agree as follows:

  Reference is made to the Credit Agreement dated as of February 25, 2000 (as amended or supplemented and as from time to time in effect, the "Credit Agreement"), among PC CONNECTION, INC. (the "Borrower"), the lenders party thereto (the "Lenders"), and CITIZENS BANK OF MASSACHUSETTS, as agent for the Lenders (the "Agent"). Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

    1. Assignment and Acceptance. Pursuant to Section 12.2 of the Agreement, as of the close of business on __________________ (the "Assignment Date"), the Assignor hereby assigns to the Successor Lender $________ of its $________ outstanding Term Loan, $________ of its $____________ current interest in the outstanding Advances and a ____% interest in its Commitment Percentage.

  The foregoing assignment which constitutes a ___% Commitment Percentage under the Credit Agreement, is made together with the concomitant proportionate amount of the undersigned's other rights and obligations under the Credit Agreement and the other Lender Agreements, and the Successor Lender hereby accepts and assumes such rights and obligations completely. After giving effect to this assignment, the Assignor and the Successor Lender shall have the interests in the Notes and the Commitment Percentages set forth on Schedule 1 attached hereto, and the Commitment Percentages of all of the Lenders under the Credit Agreement shall be as set forth on Schedule 2 attached hereto.

    2. Representations and Warranties.

       (a) Other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Assignor makes no representation or warranty and assumes no responsibility with respect to (i) the execution, delivery, effectiveness, enforceability, genuineness, validity or adequacy of the Credit Agreement, the Notes or any other Lender Agreement, (ii) any recital, representation, warranty, document, certificate, report or statement in, provided for in, received under or in connection with, the Credit Agreement or any other Lender Agreement, or (iii) the existence, validity, enforceability, perfection, recordation, priority, adequacy or value, now or hereafter, of any lien or other direct or indirect security afforded or purported to be afforded by any of the Lender Agreements or otherwise from time to time.

       (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to (i) the performance or observance of any of the terms or conditions of the Credit Agreement or any other Lender Agreement on the part of the Borrower, (ii) the business, operations, condition (financial or otherwise) or prospects of the Borrower or any other Person, or (iii) the existence of any Default.

       (c) The Successor Lender confirms that it has received a copy of the Credit Agreement and each of the other Lender Agreements, together with copies of the most recent financial statements delivered pursuant to Sections 6.1 and 6.2 of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance Agreement. The Successor Lender confirms that it has made such analysis and decision independently and without reliance upon the Agent, the Assignor or any other Lender.

       (d) The Successor Lender, independently and without reliance upon the Agent, the Assignor or any other Lender, and based on such documents and information as it shall be deem appropriate at the time, will make its own decisions to take or not take action under or in connection with the Credit Agreement or any other Lender Agreement.

       (e) The Successor Lender irrevocably appoints the Agent to act as Agent for the Successor Lender under the Credit Agreement and the other Lender Agreements, all in accordance with Article 13 of the Agreement and the other provisions of the Credit Agreement and each other Lender Agreement.

       (f) The Successor Lender agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Lender Agreements are required to be performed by it as a Lender.

       (g) Except as to paragraph (a) above, the foregoing assignment is made without any representation, warranty or recourse of any kind by the Assignor.

  3. Party to the Agreement, etc. Upon (a) the execution and delivery hereof by the parties hereto at least 5 Business Days prior to the Assignment Date, and
(b) the payment by the Successor Lender to Assignor of an amount equal to the purchase price agreed between the Successor Lender and the Assignor, and (c) payment to the Agent of the fee required to be paid pursuant to Section 12.2(a) of the Agreement, the Successor Lender shall automatically become party to the Credit Agreement as a signatory thereto. As of the Assignment Date, the Successor Lender shall have all the rights and obligations of a Lender under the Credit Agreement and the other Lender Agreements as and to the extent set forth on Schedule 1 and Schedule 2 attached hereto. Copies of all notices and other information required to be delivered to the Lenders under the Credit Agreement shall be delivered to the Successor Lender at the address(es) and to attention of the Person(s) specified below the Successor Lender's name on the execution page of this Assignment and Acceptance Agreement. As of the Assignment Date, the Assignor shall be released from its obligations under the Credit Agreement to a corresponding extent, and no further consent or action by any party shall be required.

  4. Miscellaneous. This Assignment and Acceptance Agreement may be executed in any number of counterparts, which together shall constitute one instrument, shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts (without giving effect to the conflict of laws rules of any jurisdiction) and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

  IN WITNESS WHEREOF, the Assignor and the Successor Lender have executed this Assignment and Acceptance Agreement as of the date first above written.

                  [ASSIGNOR]


                  By:
                         --------------------------------
                  Name:
                  Title:


                  [SUCCESSOR LENDER]


                  By:
                          --------------------------------
                  Name:
                  Title:

                  [Address for Notices]
                  Telecopier No.:
                  Attention:



The foregoing is hereby acknowledged and approved:

PC CONNECTION, INC.*


By:
      --------------------------------
Name:
Title:


CITIZENS BANK OF MASSACHUSETTS, as Agent


By:
      --------------------------------
Name:
Title:

---------------
* Include unless Borrower is in Default, at which point Borrower's consent is not required.

                                  Schedule 1

                  Successor Lender's and Assignor's Interest


The Successor Lender's interest under the Credit Agreement on and after the Assignment Date shall be as follows:


     Commitment Percentage                                          %
                                                                   -------
     Principal Amount of Note                          $


The Assignor's interest under the Credit Agreement on and after the Assignment Date shall be as follows:


     Commitment Percentage                                          %
                                                                   -------
     Principal Amount of Note                           $

                                  Schedule 2

                        Lenders' Commitment Percentages


After giving effect to the assignment on the Assignment Date, the Lenders' respective Commitment Percentages under the Credit Agreement shall be as follows:


                                                                                  Commitment   Maximum Credit
        Lender                                                                    Percentage   Amount
                                                                                  ----------   --------------
_____________________                                                             ____.__%     $____________

_____________________                                                             ____.__%     $____________

_____________________                                                             ____.__%     $____________

               TOTALS                                                                 100.00%   _________.00

                                   EXHIBIT I

                       FORM OF LETTER OF CREDIT REQUEST